Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285808
The information in this preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and we are not seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 28, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated March 14, 2025)
$
Lazard Group LLC
% Senior Notes due 20
Fully and Unconditionally Guaranteed by
Lazard, Inc.
This is an offering by Lazard Group LLC, a Delaware limited liability company (“Lazard Group”), of $           aggregate principal amount of          % senior notes due 20      (the “notes”). The notes will be fully and unconditionally guaranteed by Lazard, Inc., a Delaware corporation and the indirect parent of Lazard Group. Lazard Group will pay interest on the notes on            and           of each year. The first such interest payment will be made on           , 2026. The notes will mature on           , 20     .
Lazard Group may, at its option, choose to redeem all or a portion of the notes at the redemption prices described in this prospectus supplement. See “Description of Notes—Optional Redemption.” In addition, holders may require Lazard Group to repurchase the notes upon the occurrence of a change of control triggering event. The notes may also be redeemed in whole but not in part, at any time at Lazard Group’s option, in the event of certain changes in applicable tax law. See “Description of Notes—Redemption upon Changes in Withholding Taxes.” The notes will be issued only in registered book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes will be senior unsecured obligations of Lazard Group and will rank equally in right of payment with all of Lazard Group’s existing and future senior unsecured indebtedness. The notes will rank senior in right of payment to any of Lazard Group’s future subordinated indebtedness. The notes will be effectively subordinated to Lazard Group’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated in right of payment to all indebtedness, other liabilities, and preferred equity of Lazard Group’s subsidiaries. See “Description of Notes—General.”
The guarantees of the notes will be unsecured unsubordinated obligations of Lazard, Inc. and will rank equally with Lazard, Inc.’s other unsecured unsubordinated debt obligations. The guarantees of the notes will be effectively subordinated in right of payment to Lazard, Inc.’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. The guarantees of the notes will be structurally subordinated in right of payment to all indebtedness, other liabilities, and preferred equity of any of Lazard, Inc.’s subsidiaries (other than Lazard Group). See “Description of Notes—Guarantees.”
Lazard Group does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement and page 6 of the accompanying prospectus and “Item 1A. Risk Factors” on page 14 of Lazard, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 to read about important factors you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Per Note	Total
Public offering price(1)%	$
Underwriting discount %	$
Proceeds to Lazard Group (before expenses)%	$
__________________
(1)Plus accrued interest, if any, from       , 2025, if settlement occurs after that date.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank, SA/NV and Clearstream Banking, S.A., on or about         , 2025.
Joint Lead Book-Running Managers

Citigroup	Lazard Frères & Co. LLC
The date of this prospectus supplement is        , 2025.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus.
We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus or that is contained in any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized any other person to give you any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters do not take responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus, and the documents incorporated into each by reference include important information about us, the notes, and other information you should know before investing. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is current only as of the date on the front of this prospectus supplement, and the information in any related free writing prospectus and the documents incorporated herein by reference is accurate only as of the respective dates of those documents in which such information is contained. Our business, financial condition, results of operations, and prospects may have changed since such dates. You should carefully read this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus before investing in the notes.
In this prospectus supplement, unless the context otherwise requires, the terms:
•“Lazard Group” refers to Lazard Group LLC, a Delaware limited liability company that is the current holding company for substantially all of the subsidiaries that conduct our businesses;
•“Lazard, Inc.” refers to Lazard, Inc., a Delaware corporation, whose shares of common stock are publicly traded on the New York Stock Exchange under the symbol “LAZ.” Lazard, Inc.’s subsidiaries include Lazard Group and its respective subsidiaries; and
•“Lazard,” “we,” “us,” “our” and “the Company” refer to Lazard Group and Lazard, Inc. and their subsidiaries, as the context requires, except in the section titled “Description of Notes” in this prospectus supplement.
We prepare our financial statements in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP,” including all of the financial statements incorporated by reference or included in this prospectus supplement. Our fiscal year ends on December 31. In this prospectus supplement, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
The distribution of this prospectus supplement or the accompanying prospectus and the sale of the notes in certain jurisdictions may be restricted by law. Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.
Prohibition of sales to EEA retail investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of sales to UK retail investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the UK Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
The prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Articles 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

WHERE YOU CAN FIND MORE INFORMATION
Lazard, Inc. files annual, quarterly, and current reports and other information with the Securities and Exchange Commission (the “SEC”). Lazard, Inc.’s SEC filings are available to the public from the SEC’s website at http://www.sec.gov. The information contained on the SEC’s website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement, except as described under the heading “Incorporation by Reference” below.
We maintain a public website at http://www.lazard.com. The information contained on or connected to our website and social media sites is not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase the notes.

INCORPORATION BY REFERENCE
We are “incorporating by reference” into this prospectus supplement specific documents that Lazard, Inc. has filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that Lazard, Inc. files with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offering of the notes offered by this prospectus supplement (excluding any portions of such documents that are “furnished” but not “filed” for purposes of the Exchange Act). This prospectus supplement is part of a registration statement filed with the SEC.
We are incorporating by reference into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•Lazard, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), as filed on February 24, 2025;
•Portions of Lazard, Inc.’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on May 8, 2025, as filed on March 25, 2025, that are incorporated by reference into Part III of the 2024 Form 10-K;
•Lazard, Inc.’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, as filed on May 1, 2025 and July 25, 2025, respectively; and
•Lazard, Inc.’s Current Reports on Form 8-K, as filed on January 30, 2025 (Item 8.01 only), March 3, 2025 (Item 5.02 only), May 13, 2025, and July 28, 2025.
We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference in this prospectus supplement. You can request copies of such documents if you write to us at the following address: Investor Relations, Lazard, Inc., 30 Rockefeller Plaza, New York, New York 10112 or call us at (212) 632-6000. You may also obtain copies of any such documents by visiting our website at http://www.lazard.com. The information contained on or connected to our website is not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase the notes.
This prospectus supplement and information incorporated by reference herein contain summaries of certain agreements that Lazard, Inc. has filed as exhibits to its various SEC filings. The descriptions of these agreements contained in this prospectus supplement or information incorporated by reference herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address or telephone number listed above.
The information contained in this prospectus supplement is current only as of the date on the front cover of this prospectus supplement, and the information we have incorporated by reference is accurate only as of the dates of the documents incorporated by reference. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any subsequent prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the information incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act. We have made statements in this prospectus supplement and in the information incorporated by reference in this prospectus supplement under the captions “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other sections of this prospectus supplement and in the information incorporated by reference in this prospectus supplement that are forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” “pipeline,” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties, and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans, and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to, those discussed under the caption “Risk Factors” below and in the documents incorporated by reference in this prospectus supplement, including the following:
•adverse general economic conditions or adverse conditions in global or regional financial markets;
•changes in international trade policies and practices, including the implementation of tariffs, proposed further tariffs, and responses from other jurisdictions, and the economic impacts, volatility, and uncertainty resulting therefrom;
•a decline in our revenues, for example due to a decline in overall mergers and acquisitions (“M&A”) activity, our share of the M&A market or our assets under management (“AUM”);
•losses caused by financial or other problems experienced by third parties;
•losses due to unidentified or unanticipated risks;
•a lack of liquidity, i.e., ready access to funds, for use in our businesses;
•competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels; and
•changes in relevant tax laws, regulations, or treaties or an adverse interpretation of those items.
These risks and uncertainties are not exhaustive. Other sections of this prospectus supplement or the information incorporated by reference herein may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
As a result, there can be no assurance that the forward-looking statements included in this prospectus supplement or in the information incorporated by reference herein will prove to be accurate or correct. Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements, or events. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations, and we do not intend to do so.
Forward-looking statements include, but are not limited to, statements about:
•financial goals, including ratios of adjusted compensation and benefits expense to adjusted net revenue;
•ability to deploy surplus cash through dividends, share repurchases, and debt repurchases;
•ability to offset stockholder dilution through share repurchases;
•possible or assumed future results of operations and operating cash flows;
•strategies and investment policies;
•financing plans and the availability of short-term borrowing;
•competitive position;
•future acquisitions or other strategic transactions, including the consideration to be paid and the timing of consummation;
•potential growth opportunities available to our businesses;
•potential impact of investments in our technology infrastructure and data science capabilities;
•recruitment and retention of our managing directors and employees;
•potential levels of expense, including adjusted compensation and benefits expense, and adjusted non-compensation expense;
•potential operating performance, achievements, productivity improvements, efficiency, and cost reduction efforts;
•statements regarding environmental, social, and governance goals and initiatives;
•likelihood of success and impact of litigation;
•expected tax rates, including effective tax rates;
•changes in interest and tax rates;
•availability of certain tax benefits, including certain potential deductions;
•potential impact of certain events or circumstances on our financial statements and operations;
•changes in foreign currency exchange rates;
•changes in international trade policies and practices, including the implementation of tariffs, proposed further tariffs, and responses from other jurisdictions, and the economic impacts, volatility and uncertainty resulting therefrom;
•the expected timing and levels of funding of awarded institutional mandates;
•the pipeline in M&A, restructuring, and other financial advisory transactions;
•expectations with respect to the economy, the securities markets, the market for mergers, acquisitions, restructuring, private credit, and other financial advisory activity, the market for asset management activity and other macroeconomic, regional and industry trends;

•effects of competition on our business; and
•impact of new or future legislation and regulation, including tax laws and regulations, on our business.
The Company is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical, and business-related information, and the posting of updates of AUM in various mutual funds, hedge funds, and other investment products managed by Lazard Asset Management LLC (together with its subsidiaries) and Lazard Frères Gestion SAS. Investors can link to Lazard, Inc., Lazard Group, and their operating company websites through http://www.lazard.com. Our websites and social media sites and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase the notes.

SUMMARY
The following summary is provided solely for your convenience. It is not intended to be complete. You should read carefully this entire prospectus supplement, the accompanying prospectus, and all the information included or incorporated by reference herein or therein, especially the risks discussed in the section titled “Risk Factors” beginning on page S-14 of this prospectus supplement and in the documents incorporated by reference herein.
Business
Founded in 1848, we are one of the world’s preeminent financial advisory and asset management firms, with operations in North and South America, Europe, the Middle East, Asia, and Australia. We provide advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals.
Our mission is to provide trusted, independent financial advice and investment solutions to our clients, backed by the intellectual capital of the firm. During our more than 175-year history, we have built a global network of relationships with key decision makers in business, government, and investing institutions. This network is both a competitive strength and a powerful resource for Lazard and our clients. As a firm that competes on the quality of its advice, Lazard has two fundamental assets: our people and our reputation.
We operate in cyclical businesses across multiple geographies, industries, and asset classes. In recent years, we have deepened its sector expertise, enhanced its specialized insights in geopolitical advisory, and increased connectivity to private capital in its financial advisory business. In addition, we have invested in our global investment and distribution platform in our asset management business to further drive performance. Business and government leaders and global investors seek trusted advisors, and we believe that our business model as an independent advisor will continue to create opportunities for us to attract new clients and key personnel.
Our principal sources of revenue are derived from activities in the following business segments:
•Financial Advisory, which offers corporate, partnership, institutional, government, sovereign, and individual clients across the globe a wide array of financial advisory services including M&A advisory, capital markets advisory, shareholder advisory, sovereign advisory, geopolitical advisory, restructuring and liability management, capital raising and placement, and other strategic matters; and
•Asset Management, which offers a broad range of global investment solutions and investment and wealth management services in equity and fixed income strategies, asset allocation strategies, alternative investments, and private equity funds to corporations, public funds, sovereign entities, endowments and foundations, labor funds, financial intermediaries, and private wealth clients.
In addition, we also invest our own capital from time to time, generally alongside capital of qualified institutional and individual investors in alternative investments or private equity investments, and make investments to seed our Asset Management strategies.
Lazard Group was formed in Delaware on March 2, 2000 under the name Lazard LLC and was renamed Lazard Group LLC on May 10, 2005. Lazard, Inc. first incorporated and commenced its existence in Bermuda on October 25, 2004 (then a Bermuda exempted company known as Lazard Ltd) and continued its existence as a Delaware corporation on January 1, 2024. Our principal executive offices are located in the United States at 30 Rockefeller Plaza, New York, New York 10112, with a general telephone number of (212) 632-6000, in France at 121 Boulevard Haussmann, 75382 Paris Cedex 08, with a general telephone number of 33-1-44-13-01-11, and in the United Kingdom at 20 Manchester Square, London W1U 3PZ, with a general telephone number of 44-20-7187-2000. Lazard, Inc.’s principal executive offices are located in the United States at 30 Rockefeller Plaza, New York, New York 10112, with a general telephone number of (212) 632-6000. We maintain a public website at http://www.lazard.com. The information contained on or connected to our website and social media sites is not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase the notes.

Recent Developments
Tender Offer
On July 28, 2025, Lazard Group commenced a cash tender offer (which we refer to as the “Tender Offer”) pursuant to which it is offering to purchase any and all of its outstanding 3.625% Senior Notes due 2027 (the “2027 Notes”), on the terms and subject to the conditions described in the offer to purchase and notice of guaranteed delivery delivered to the holders of the 2027 Notes on July 28, 2025. The Tender Offer is scheduled to expire at 5:00 p.m., Eastern Time, on August 1, 2025, unless extended or terminated earlier by Lazard Group, and is subject to certain conditions, including the condition that Lazard Group has received, on terms satisfactory to it in its sole discretion, net proceeds from one or more offerings of senior unsecured notes after July 28, 2025 in an amount sufficient to fund (i) the purchase of all 2027 Notes accepted in the Tender Offer and (ii) all fees and expenses in connection with the Tender Offer. To the extent any of the outstanding 2027 Notes are not tendered and accepted in the Tender Offer, Lazard Group may (but is not required to) acquire the 2027 Notes through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions, or otherwise, upon such terms and at such prices as it may determine (or as provided in the indenture governing the 2027 Notes, in the case of redemptions). As of June 30, 2025, there was approximately $300 million aggregate principal amount of 2027 Notes outstanding.
Lazard Group intends to use the net proceeds from this offering (i) to repurchase any and all of its outstanding 2027 Notes that are validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer, (ii) to repurchase, redeem, repay at maturity, or otherwise retire any 2027 Notes that may remain outstanding following the Tender Offer, and (iii) to pay fees and expenses related to the foregoing. Lazard Group intends to use any remaining amount of the net proceeds for general corporate purposes. See “Use of Proceeds.”

The Offering

Issuer	Lazard Group LLC

Guarantor	Lazard, Inc.

Securities Offered	$ million aggregate principal amount of % senior notes due 20 .

Interest Rate	The notes will bear interest at a rate equal to % per annum.

Maturity Date	, 20 .

Interest Payment Dates	Semi-annually on and of each year, beginning on , 2026.

Ranking
The notes will be senior unsecured obligations of Lazard Group and will:
•rank equally in right of payment with all of Lazard Group’s existing and future senior unsecured indebtedness;
•rank senior in right of payment to any of Lazard Group’s future subordinated indebtedness;
•be effectively subordinated to Lazard Group’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
•be structurally subordinated in right of payment to all indebtedness, other liabilities, and preferred equity of Lazard Group’s subsidiaries.

As of June 30, 2025, after giving effect to this offering and the application of the estimated net proceeds thereof to repurchase any and all of its outstanding 2027 Notes (assuming 100% participation in the Tender Offer) and to pay fees and expenses related to the foregoing, as described under “Use of Proceeds,” the total outstanding consolidated senior debt of Lazard Group, excluding unused commitments made by lenders, would have totaled approximately $          million, including, in addition to the notes, $1,400 million of senior unsecured indebtedness of Lazard Group, which ranks equally in right of payment with the notes.
In addition, Lazard Group is the borrower under a $200 million, five-year senior revolving credit facility with a group of lenders (the “Credit Facility”), which expires in June 2028. As of June 30, 2025, no amounts were outstanding under the Credit Facility. Any amounts outstanding under the Credit Facility in the future will be senior unsecured indebtedness of Lazard Group that will rank equally in right of payment with the notes.
The notes will be structurally subordinated in right of payment to all indebtedness, other liabilities, and preferred equity of Lazard Group’s subsidiaries. Lazard Group’s subsidiaries have other liabilities, including contingent liabilities that may be significant.

The indenture (as defined herein) governing the notes will not contain any limitations on the amount of additional indebtedness that we may incur. The amount of such indebtedness could be substantial, and such indebtedness may be indebtedness of our subsidiaries, in which case such indebtedness would be structurally senior to the notes. The total balance sheet liabilities of Lazard Group’s subsidiaries as of June 30, 2025, excluding unused commitments made by lenders, totaled approximately $1.4 billion.
See “Description of Notes—Ranking.”

Guarantees
The notes will be fully and unconditionally guaranteed by Lazard, Inc. The guarantees of the notes will be unsecured unsubordinated obligations of Lazard, Inc. and will:
•rank equally with all of Lazard, Inc.’s other unsecured unsubordinated debt obligations;
•be effectively subordinated in right of payment to Lazard, Inc.’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
•be structurally subordinated in right of payment to all indebtedness, other liabilities, and preferred equity of any of Lazard, Inc.’s subsidiaries (other than Lazard Group).
Lazard, Inc. does not have any significant operations or material assets other than its indirect ownership of all of the common membership interests in Lazard Group and its controlling interest in Lazard Group.
See “Description of Notes—Guarantees.”

Optional Redemption
Prior to             , 20 (the date that is           months prior to the maturity date of the notes) (the “Par Call Date”), we will have the right to redeem the notes in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus            basis points less accrued and unpaid interest on such notes to the date of redemption, plus, in either case, accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.

On or after the Par Call Date, we will have the right to redeem the notes in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.
See “Description of Notes—Optional Redemption.”

Change of Control Repurchase Event	Upon the occurrence of a change of control triggering event, Lazard Group will be required to offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes—Change of Control.”

Redemption upon Changes in Withholding Taxes	Lazard Group may redeem all, but not part, of the notes upon the occurrence of specified tax events described under “Description of Notes—Redemption upon Changes in Withholding Taxes.”

Certain Covenants
The indenture governing the notes will contain covenants that will limit the ability of Lazard Group and its subsidiaries to, among other things:
•create liens, and
•engage in consolidations and mergers or sell or transfer assets.
All of these limitations are subject to important exceptions and qualifications, described under “Description of Notes—Certain Covenants.”

Risk Factors	Investing in the notes involves substantial risks. See “Risk Factors” on page S-14 for a description of certain of the risks that you should consider before investing in the notes.

Absence of Established Trading Market for the Notes	The notes will constitute a new issue of securities for which there is no established trading market. Lazard Group does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. In addition, market making activity will be subject to the limits imposed by the Exchange Act. See “Underwriting (Conflicts of Interest).”

Use of Proceeds
Lazard Group estimates that it will receive net proceeds of approximately $          million from this offering, after deducting underwriting discounts and other expenses. Lazard Group intends to use the net proceeds from this offering (i) to repurchase any and all of its outstanding 2027 Notes that are validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer, (ii) to repurchase, redeem, repay at maturity, or otherwise retire any 2027 Notes that may remain outstanding following the Tender Offer, and (iii) to pay fees and expenses related to the foregoing. Lazard Group intends to use any remaining amount of the net proceeds for general corporate purposes. See “Summary—Recent Developments.”

Further Issuances	As described under “Description of Notes—Further Issuances,” under the indenture we can issue additional notes at later dates. In addition, we can issue additional series of debt securities without limitation as to aggregate principal amount under the indenture in the future.

Conflicts of Interest	We own all the outstanding equity interests of Lazard Frères & Co. LLC, an underwriter in this offering. As a result, this offering is being conducted in accordance with Rule 5121 of the regulations of the Financial Industry Regulatory Authority (“FINRA”). Pursuant to FINRA Rule 5121, Lazard Frères & Co. LLC may not make sales in this offering to any discretionary account without the prior approval of the customer. See “Underwriting (Conflicts of Interest).”

Trustee	The Bank of New York Mellon.

RISK FACTORS
You should carefully consider the following risk factors and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus and all of the other information set forth in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein before deciding to purchase the notes. For a discussion of the risks related to our business, see “Item 1A. Risk Factors” in the 2024 Form 10-K, as updated by annual, quarterly, and other reports and documents it files with the SEC which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The following risk factors and the risk factors incorporated by reference in this prospectus supplement and accompanying prospectus describe material risks of which we are aware. If any of the events or developments described below actually occurred, our business, financial condition, results of operations, or prospects would likely suffer.
There are limited covenants in the indenture.
The indenture governing the notes will not contain any limitations on the amount of additional indebtedness that we may incur. The amount of such indebtedness could be substantial, and such indebtedness may be indebtedness of our subsidiaries, in which case such indebtedness would be structurally senior to the notes. In addition, there are no financial covenants in the indenture.
Holders of the notes will be structurally subordinated to all indebtedness and other liabilities and preferred equity of Lazard Group’s and Lazard, Inc.’s subsidiaries (other than Lazard Group).
The notes and the guarantees of the notes are unsecured general obligations of Lazard Group and Lazard, Inc., respectively, and not of Lazard Group’s and Lazard, Inc.’s other subsidiaries. Except to the extent Lazard, Inc. is a creditor with recognized claims against its subsidiaries, all claims of third-party creditors (including trade creditors) and holders of preferred equity, if any, of Lazard, Inc.’s subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of Lazard, Inc.’s creditors, including holders of the notes. Consequently, the notes and Lazard, Inc.’s guarantee of the notes will be structurally subordinated in right of payment to all indebtedness and other liabilities and preferred equity of Lazard Group’s and Lazard, Inc.’s subsidiaries (other than Lazard Group) and any subsidiaries that Lazard Group or Lazard, Inc. may in the future acquire or establish. The total balance sheet liabilities of Lazard, Inc.’s subsidiaries (other than Lazard Group) as of June 30, 2025, excluding unused commitments made by lenders, totaled approximately $0.1 billion.
Lazard, Inc. has no material assets other than its indirect ownership of all of the common membership interests in Lazard Group and its controlling interest in Lazard Group.
The notes will be fully and unconditionally guaranteed by Lazard, Inc. However, other than its indirect ownership of all of the common membership interests in Lazard Group and its controlling interest in Lazard Group, Lazard, Inc. does not hold, nor is Lazard, Inc. expected to hold, any material assets directly or have any significant operations. Accordingly, if Lazard Group fails to make a payment on the notes when due, there is no expectation that Lazard, Inc. would have funds to make payments pursuant to its guarantee. Furthermore, Lazard, Inc.’s guarantee of the notes will be structurally subordinated in right of payment to all indebtedness and other liabilities and preferred equity of any of Lazard, Inc.’s subsidiaries (other than Lazard Group), which means that creditors of Lazard, Inc.’s subsidiaries (other than Lazard Group) will be paid from their assets before Lazard, Inc., and therefore holders of the notes by virtue of the guarantee would not have any claims to their assets. In the event of a bankruptcy, liquidation, or dissolution of a subsidiary (other than Lazard Group), that subsidiary may not have sufficient assets remaining to make payments to Lazard, Inc. as a stockholder or other equity holder or otherwise after payment of its liabilities. In addition, Lazard, Inc. will not be subject to any covenants under the guarantee or the indenture prohibiting or otherwise limiting the incurrence of indebtedness. The total balance sheet liabilities of Lazard Group’s subsidiaries as of June 30, 2025, excluding unused commitments made by lenders, totaled approximately $1.4 billion.

The notes and the guarantees of the notes are unsecured and will be effectively subordinated to Lazard Group’s and Lazard, Inc.’s secured indebtedness to the extent of the assets securing such indebtedness.
The notes and the guarantees of the notes are Lazard Group’s and Lazard, Inc.’s unsecured general obligations, respectively. Holders of Lazard Group’s and Lazard, Inc.’s secured indebtedness, if any, will have claims that are prior to your claims as holders of the notes, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, Lazard Group’s and Lazard, Inc.’s pledged assets would be available to satisfy obligations of Lazard Group’s and Lazard, Inc.’s secured indebtedness before any payment could be made on the notes. To the extent that such assets cannot satisfy in full Lazard Group’s and Lazard, Inc.’s secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of Lazard Group’s and Lazard, Inc.’s secured indebtedness. As of June 30, 2025, neither Lazard Group nor Lazard, Inc. had any secured indebtedness.
Lazard Group may not be able to repurchase all of the notes upon a Change of Control Triggering Event, which would result in a default under the indenture.
Upon the occurrence of a Change of Control Triggering Event, Lazard Group will be required to offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. In such circumstances, Lazard Group cannot assure you that it would have sufficient funds available to repurchase the notes in cash at such time. The failure to make such repurchase would result in a default under the indenture. See “Description of Notes—Change of Control.”
There may be no active trading market for the notes.
The notes will constitute a new issue of securities for which there is no established trading market. Lazard Group does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. Although the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue such market-making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Exchange Act.
Changes in our credit rating may adversely affect your investment in the notes.
Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could increase our corporate borrowing costs and affect the market value of the notes. Also, our credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

USE OF PROCEEDS
Lazard Group estimates that it will receive net proceeds of approximately $           million from this offering, after deducting the underwriting discount and other expenses.
Lazard Group intends to use the net proceeds from this offering (i) to repurchase any and all of its outstanding 2027 Notes that are validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer, (ii) to repurchase, redeem, repay at maturity, or otherwise retire any 2027 Notes that may remain outstanding following the Tender Offer, and (iii) to pay fees and expenses related to the foregoing. Lazard Group intends to use any remaining amount of the net proceeds for general corporate purposes. See “Summary—Recent Developments.”
The 2027 Notes accrue interest at a rate per annum of 3.625% and mature on March 1, 2027.

CAPITALIZATION
The following table sets forth Lazard, Inc.’s cash and cash equivalents, total debt and capitalization as of June 30, 2025 on:
•an actual basis; and
•an as adjusted basis to give effect to this offering, including the application of all the estimated net proceeds thereof to repurchase any and all of its outstanding 2027 Notes (assuming 100% participation in the Tender Offer) and to pay fees and expenses related to the foregoing, as described under “Use of Proceeds.”
You should read the information in this table together with Lazard, Inc.’s consolidated financial statements and the related notes in Lazard, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which is incorporated herein by reference.

	As of June 30, 2025
	Actual	As Adjusted
	$ in thousands
Cash and cash equivalents(a)(b)	$978,259	$

Debt
Senior debt
Lazard Group 3.625% Senior Notes due 2027(c)	$300,000	$—
Lazard Group 4.500% Senior Notes due 2028	500,000	500,000
Lazard Group 4.375% Senior Notes due 2029	500,000	500,000
Lazard Group 6.000% Senior Notes due 2031	400,000	400,000
Lazard Group Credit Facility	—	—
Notes offered hereby	—
Total debt	1,700,000
Stockholder’s equity
Preferred stock	—	—
Common stock	1,128	1,128
Additional paid-in-capital	225,058	225,058
Retained earnings	1,477,618	1,477,618
Accumulated other comprehensive loss, net of tax	(268,903)	(268,903)
Common stock held by subsidiaries, at cost	(693,298)	(693,298)
Total Lazard, Inc. stockholder’s equity	741,603	741,603
Noncontrolling interests	44,881	44,881
Total stockholder’s equity	786,484	786,484
Total capitalization	$2,486,484	$
__________________
(a)“As Adjusted” cash and cash equivalents reflects the portion of net proceeds from this offering (excluding the underwriting discount received by our subsidiary, Lazard Frères & Co. LLC) remaining after the application of the estimated net proceeds to repurchase any and all of the outstanding 2027 Notes (assuming 100% participation in the Tender Offer) and to pay fees and expenses related to the foregoing. Lazard Group intends to use any remaining amount (which use is not reflected in the “As Adjusted” column above) for general corporate purposes. See “Summary—Recent Developments” and “Use of Proceeds.”
(b)“Actual” and “As Adjusted” cash and cash equivalents do not reflect the impact of Lazard, Inc.’s previously declared quarterly dividend of $0.50 per share of Lazard, Inc. common stock, to be paid on August 15, 2025 to stockholders of record on August 4, 2025.
(c)“As Adjusted” Lazard Group 3.625% Senior Notes due 2027 assumes that all of the outstanding 2027 Notes are tendered in the Tender Offer.

DESCRIPTION OF NOTES
We will issue $            million of           % senior notes due 20        (which we refer to as the “notes”) under an indenture, dated as of May 10, 2005, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as supplemented by a supplemental indenture, to be dated the closing date of this offering, setting forth specific terms of the notes and the guarantees of the notes. In this description, the words “we,” “us,” “our,” “issuer,” and “Lazard Group” refer only to Lazard Group LLC and not to Lazard, Inc. or any of Lazard Group’s subsidiaries. When we refer to the indenture in this prospectus supplement, we are referring to the indenture as supplemented by the supplemental indenture. The following summary of certain provisions of the indenture, the notes and the guarantees of the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including, without limitation, the definitions of certain terms in the indenture. Copies of the indenture are available upon request of the issuer at the address indicated under “Where You Can Find More Information.”
General
The notes will be issued only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 above that amount. The notes initially will be represented by one or more global certificates registered in the name of a nominee of The Depository Trust Company (“DTC”), as described under “—Book-Entry, Delivery and Form.”
The Trustee, through its corporate trust office in New York City, will act as our paying agent and security registrar in respect of the notes. The current location of such corporate trust office is 240 Greenwich Street, Floor 7 East, New York, New York 10286. So long as the notes are issued in the form of global certificates, payments of principal, interest and premium, if any, will be made by us through the paying agent to DTC.
The notes will not be entitled to the benefit of any sinking fund.
Principal, Maturity and Interest
The notes will mature on             , 20     . We are issuing $            million aggregate principal amount of notes in this offering. Interest on the notes will accrue at a rate of            % per annum and will be payable semi-annually in arrears on          and          of each year, beginning on          , 2026. We will pay interest to those persons who are holders of record at the close of business on         or           immediately preceding each interest payment date. Interest on the notes will accrue from the date of original issuance of the notes or, if interest has already been paid on the notes, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Guarantees
Lazard, Inc. will irrevocably and unconditionally guarantee the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of Lazard Group under the indenture and the notes, whether for payment of principal of, premium, if any, or interest on the notes and all other monetary obligations of Lazard Group under the indenture and the notes, subject to limitations on amount so that such guarantee does not constitute a fraudulent conveyance or fraudulent transfer under federal or state law, as will be set forth in the supplemental indenture.
The guarantees of the notes will be unsecured unsubordinated obligations of Lazard, Inc. The guarantees of the notes will rank equally with all of Lazard, Inc.’s other unsecured unsubordinated debt obligations. The guarantees of the notes will be effectively subordinated in right of payment to Lazard, Inc.’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. The guarantees of the notes will be structurally subordinated in right of payment to all indebtedness and other liabilities and preferred equity of any of Lazard, Inc.’s subsidiaries (other than Lazard Group).
The guarantees of the notes will be automatically released and will terminate upon (i) the merger of Lazard, Inc. with or into Lazard Group or the merger of Lazard Group with or into Lazard, Inc., (ii) the consolidation of Lazard,

Inc. with Lazard Group, or (iii) the transfer of all or substantially all of the assets of Lazard, Inc. to Lazard Group or of Lazard Group to Lazard, Inc. At the request of Lazard Group, the Trustee will execute and deliver documents, instructions, or instruments evidencing any such release in form and substance reasonably satisfactory to the Trustee.
Lazard, Inc. does not have any significant operations or material assets other than its indirect ownership of all of the common membership interests in Lazard Group and its controlling interest in Lazard Group. Accordingly, if Lazard Group fails to make a payment on the notes when due, there can be no assurance that Lazard, Inc. would have funds to pay that amount pursuant to its guarantee. See “Risk Factors—Lazard, Inc. has no material assets other than its indirect ownership of all of the common membership interests in Lazard Group and its controlling interest in Lazard Group.”
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and such additional notes will form a single series with the notes previously issued, including for voting purposes. If any such additional notes are not fungible for United States federal income tax purposes with notes previously issued, such additional notes will not have the same CUSIP number as the notes previously issued.
Optional Redemption
Prior to           ,      (the date that is        months prior to the maturity date of the notes) (the “Par Call Date”), we will have the right to redeem the notes in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:
•100% of the principal amount of the notes to be redeemed, and
•the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus         basis points less accrued and unpaid interest on such notes to the date of redemption, plus, in either case, accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.
On or after the Par Call Date, we will have the right to redeem the notes in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by Lazard Group in accordance with the following two paragraphs.
The Treasury Rate shall be determined by Lazard Group after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate in respect of the notes, Lazard Group shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to such Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life—and shall interpolate to such Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than such Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to such Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date with respect to the notes H.15 TCM is no longer published, Lazard Group shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date for the notes, as applicable. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, Lazard Group shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Lazard Group shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Lazard Group’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
We will send a notice of redemption to each holder of notes to be redeemed at least 10 and not more than 60 days prior to the date fixed for redemption. Any notice to holders of notes of such a redemption shall include the appropriate manner of calculating the redemption price, but does not need to state the actual redemption price. We will notify the Trustee of the actual redemption price, calculated in the manner described above, promptly after such calculation, and the Trustee may rely upon the redemption price contained in any such notice and the Trustee shall not be responsible for, or be liable in connection with, the calculation of such redemption price (or any component thereof) or for determining whether manifest error has occurred. Unless we default on payment of the redemption price, interest will cease to accrue on and after the redemption date on the notes or portions thereof called for redemption. If fewer than all of the notes are to be redeemed, (a) in the case of global notes, the particular notes or portions thereof to be selected for redemption will be selected pursuant to the depositary’s applicable procedures, and (b) in the case of definitive notes, the particular notes or portions thereof for redemption from the outstanding notes not previously called will be selected by lot.
Except for a notice of redemption described under “—Redemption Upon Changes in Withholding Taxes” below, notice of any redemption of notes in connection with a transaction or an event may, at our discretion, be given prior to the completion or the occurrence thereof. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. We will provide written notice to the Trustee as soon as practicable but in any event no later than two days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt and at our request the Trustee will provide such notice to each holder of the notes to be redeemed in the same manner in which the notice of redemption was given.

Redemption Upon Changes in Withholding Taxes
If, following a transaction to which the provisions of the indenture described below under “—Merger, Consolidation or Sale of Assets” applies (the “Transaction”), the Surviving Person is organized other than under the laws of the United States, any state thereof, or the District of Columbia, such Surviving Person may, at its option, redeem the notes at any time in whole, but not in part, upon giving not less than 10 nor more than 60 days’ notice, at 100% of the principal amount thereof, together with any accrued and unpaid interest (if any) up to (but not including) the redemption date, if the Surviving Person determines in good faith that it has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts as a result of:
(i)a change in or an amendment to the laws (including any regulations promulgated thereunder) of any jurisdiction in which the Surviving Person (or any successor Person) is organized or otherwise resident for tax purposes or any jurisdiction from or through which payment is made (or any political subdivision or taxing authority thereof or therein), or
(ii)any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment becomes effective after the date of the Transaction. Notice of any such redemption shall be irrevocable. Before the Surviving Person publishes or gives notice of redemption of the notes as described above, the Surviving Person will deliver to the Trustee an officers’ certificate to the effect that the Surviving Person cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it, and that at the time such notice is given such obligation to pay Additional Amounts remains in effect. The Surviving Person will also deliver an opinion of independent legal counsel of recognized standing stating that it would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations. The Trustee may rely on such officers’ certificate and opinion of independent legal counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders, and the Trustee shall not be responsible for, or be liable in connection with, any such determination or for the contents contained in such officers’ certificate and opinion of independent legal counsel.
Ranking
The notes will be senior unsecured obligations of Lazard Group and will:
•rank equally in right of payment with all of our existing and future senior unsecured indebtedness,
•rank senior in right of payment to any of our future subordinated indebtedness,
•be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and
•be structurally subordinated in right of payment to all indebtedness, other liabilities, and preferred equity of our subsidiaries.
As of June 30, 2025, after giving effect to this offering and the application of the estimated net proceeds thereof to repurchase any and all of its outstanding 2027 Notes (assuming 100% participation in the Tender Offer) and to pay fees and expenses related to the foregoing, as described under “Use of Proceeds,” the total outstanding consolidated senior debt of Lazard Group, excluding unused commitments made by lenders, would have totaled approximately $         million, including, in addition to the notes, $1,400 million of senior unsecured indebtedness of Lazard Group, which ranks equally in right of payment with the notes. In addition, Lazard Group is the borrower under a $200 million, five-year senior revolving credit facility with a group of lenders (the “Credit Facility”), which expires in June 2028. As of June 30, 2025, no amounts were outstanding under the Credit Facility. Any amounts outstanding under the Credit Facility in the future will be senior unsecured indebtedness of Lazard Group that will rank equally in right of payment with the notes.

We only have a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of those subsidiaries have against those subsidiaries. Holders of the notes will only be creditors of Lazard Group and Lazard, Inc., and not of our subsidiaries. As a result, the notes will be structurally subordinated in right of payment to all indebtedness, other liabilities, and preferred equity of our subsidiaries, including any claims of trade creditors.
Lazard Group’s subsidiaries have other liabilities, including contingent liabilities that may be significant. The indenture does not contain any limitations on the amount of additional indebtedness that we and our subsidiaries may incur. The amount of such indebtedness could be substantial, and such indebtedness may be indebtedness of our subsidiaries, in which case such indebtedness would be structurally senior to the notes.
The total balance sheet liabilities of Lazard Group’s subsidiaries as of June 30, 2025, excluding unused commitments made by lenders, totaled approximately $1.4 billion.
The notes and the guarantees of the notes are obligations of Lazard Group and Lazard, Inc., respectively. All of our operations are conducted through subsidiaries. Therefore, our ability to service our debt, including the notes, is dependent upon the earnings of our subsidiaries and their ability to distribute those earnings as dividends, loans, or other payments to us. Certain laws and regulations, including minimum regulatory net capital requirements, restrict the ability of our subsidiaries to pay dividends and make loans and advances to us. In addition, such subsidiaries have entered into and may enter into contractual arrangements that limit their ability to pay dividends and make loans and advances to us.
Change of Control
If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our option to redeem the notes as described above, holders of notes will have the right to require us to repurchase all or any part (in integral multiples of $1,000) of their notes pursuant to the offer described below (a “Change of Control Offer”) on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control Triggering Event, we will be required to send a notice to holders of notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (a “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts and compliance with law.
On the Change of Control Payment Date, we will be required, to the extent lawful, to:
•accept for payment all notes properly tendered pursuant to the Change of Control Offer;
•deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
•deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance, or other disposition of “all or substantially all” of our properties or assets and the properties and assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance, or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.
We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change in Control Offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“Below Investment Grade Rating Event” means that, following the occurrence of a Change of Control, the notes are rated below an Investment Grade Rating by each of the Rating Agencies (as both terms are defined below) on any date not later than the end of the 60-day period following public notice of such occurrence of a Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our request that the reduction was the result, in whole or in substantial part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).
A “Change of Control” means the occurrence at such time after the original issuance of the notes, of the following:
(1)a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act, other than (x) Lazard, Inc. and its subsidiaries (including us and our subsidiaries) or (y) any such person or group a majority of which (measured by reference to beneficial ownership of voting stock) consists of current executive officers, managing directors or other employees of Lazard, Inc. and its subsidiaries (including us and our subsidiaries) (any such person or group described in clauses (x) and (y), a “Permitted Holder”), has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of (i) our membership units representing more than 50% of the voting power of our membership units entitled to vote generally in the election of directors or (ii) for so long as Lazard, Inc. controls us, common stock of Lazard, Inc. representing more than 50% of the voting power of common stock of Lazard, Inc. entitled to vote generally in the election of directors of Lazard, Inc.;
(2)the current executive officers, managing directors or other employees of Lazard, Inc. and its subsidiaries (including us and our subsidiaries) have become the direct or indirect “beneficial owners,” as defined in Rule 13d-3 under the Exchange Act, of (x) our membership units (or other Capital Stock of our successor pursuant to the provisions described under “—Merger, Consolidation or Sale of Assets”) representing more than 75% of the voting power of our membership units (or other Capital Stock of our successor pursuant to the provisions described under “—Merger, Consolidation or Sale of Assets”) entitled to vote generally in the election of directors or (y) for so long as Lazard, Inc. controls us, common stock of Lazard, Inc. representing more than 75% of the voting power of common stock of Lazard, Inc. entitled to vote generally in the election of directors of Lazard, Inc.; or

(3)(x) a consolidation or merger involving us or, for so long as Lazard, Inc. controls us, Lazard, Inc. or (y) a disposition of all or substantially all of our properties and assets to another person, other than the following transactions:
(a)any transaction undertaken solely for the purpose of changing our or Lazard, Inc.’s jurisdiction of organization or legal form;
(b)any transaction involving Lazard, Inc. or any of its subsidiaries (including any of our subsidiaries), so long as such transaction is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with, or disposing all or substantially all our properties and assets to, any person (other than a Permitted Holder);
(c)in the case of a transaction involving the merger or consolidation of Lazard, Inc. with another person, any transaction pursuant to which holders of Lazard, Inc. common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all equity interests entitled to vote generally in the election of directors of the continuing or surviving or successor entity immediately after giving effect to such transaction; or
(d)in the case of a transaction involving the merger or consolidation of us with another person, any transaction pursuant to which holders of our membership interests immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all equity interests entitled to vote generally in the election of directors of the continuing or surviving or successor entity immediately after giving effect to such transaction.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Fitch” means Fitch Ratings Inc. and any successor entity.
“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, and BBB- (or the equivalent) by S&P.
“Moody’s” means Moody’s Investors Service, Inc. and any successor entity.
“Rating Agencies” means (1) each of Fitch, Moody’s, and S&P; and (2) if any of Fitch, Moody’s, or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s, or S&P, or all of them, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc. and any successor entity.
The term “person” includes any syndicate or group that would be deemed to be a “person” for purposes of Section 13(d) of the Exchange Act.
The change of control feature of the notes may in certain circumstances make it more difficult or discourage a sale or takeover of us or Lazard, Inc. and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings, or other recapitalizations, that would not constitute a change of control under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.
Certain Covenants
Limitation on Liens
We shall not, and shall not permit any of our Significant Subsidiaries to, directly or indirectly, incur or suffer to exist, any Lien, which we refer to in this prospectus supplement as the “Initial Lien,” other than Permitted Liens, securing Debt upon any Capital Stock of any of our Significant Subsidiaries that is owned, directly or indirectly, by us or any of our subsidiaries, in each case whether owned at the date of the original issuance of the notes or thereafter acquired, or any interest therein or any income or profits therefrom unless we have or such subsidiary has made or will make effective provision whereby the notes will be secured by such Lien equally and ratably with (or prior to) all other Debt of Lazard Group or any subsidiary secured by such Lien. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien.
Certain Definitions
Set forth below is a summary of certain defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.
“Capital Stock” means, with respect to any person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options, or other interests in the nature of an equity interest in such person, including preferred stock, and including any debt security convertible or exchangeable into such equity interest.
“Debt” means, with respect to any person (without duplication):
(a)the principal of and premium (if any) in respect of any obligation of such person for money borrowed, and any obligation evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such person is responsible or liable,
(b)all obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of Property made as part of any sale and leaseback transaction entered into by such person,
(c)all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person, and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business),
(d)all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance, or similar credit transaction,
(e)all obligations of the type referred to in clauses (a) through (d) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor, or otherwise, including by means of any guarantee,
(f)all obligations of the type referred to in clauses (a) through (d) of other persons secured by any Lien on any Property of such person (whether or not such obligation is assumed by such person), and
(g)to the extent not otherwise included in this definition, obligations pursuant to any interest rate agreement, currency exchange protection agreement, commodity price protection agreement, or any other similar agreement or arrangement of such person.
“Lien” means, with respect to any Property of any person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any capital lease obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).
“Permitted Liens” means:
(a)Liens on the Capital Stock of a person at the time such person becomes a subsidiary of Lazard Group; provided that any such Lien may not extend to any other Property of Lazard Group or any other subsidiary of Lazard Group that is not a direct subsidiary of such person; provided, further, that any such Lien was not incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such person became a subsidiary of Lazard Group,
(b)Liens on the Capital Stock of any subsidiary of Lazard Group to secure any refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a) above; provided that any such Lien shall be limited to all or part of the same Capital Stock that secured the original Lien and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:
(1)the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (a) above at the time the original Lien became a Permitted Lien under the indenture, and
(2)an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred in connection with such refinancing, and
(c)Liens securing Debt of any subsidiary of Lazard Group owing to Lazard Group.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency, instrumentality, or political subdivision thereof, or any other entity.
“Property” means, with respect to any person, any interest of such person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other person.
“Significant Subsidiary” means any subsidiary that would be a “Significant Subsidiary” of Lazard Group within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
Merger, Consolidation or Sale of Assets
The indenture provides that Lazard Group shall not merge, consolidate or amalgamate with or into any other person (other than a merger of a wholly owned subsidiary into Lazard Group) or sell, transfer, assign, lease, convey, or otherwise dispose of all or substantially all its property in any one transaction or series of related transactions unless:
(a)Lazard Group shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than Lazard Group) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance, or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States, any State thereof, the District of Columbia, Australia, Bermuda, Canada, Japan, Sweden, the United Kingdom, or any country that is a member of the European Monetary Union and was a member of the European Monetary Union on January 1, 2004,
(b)the Surviving Person (if other than Lazard Group) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by Lazard Group,
(c)immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing, and
(d)Lazard Group shall deliver, or cause to be delivered, to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of the foregoing covenant, the sale, transfer, assignment, lease, conveyance, or other disposition of all the property of one or more subsidiaries of Lazard Group, which property, if held by Lazard Group instead of such subsidiaries, would constitute all or substantially all the property of Lazard Group on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of Lazard Group.
Additional Amounts
If, following a transaction to which the provisions of the indenture described above under “—Merger, Consolidation or Sale of Assets” applies, the Surviving Person is organized other than under the laws of the United States, any state thereof or the District of Columbia, all payments made by the Surviving Person under, or with respect to, the notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment, or other governmental charge (including penalties, interest and other liabilities related thereto), which we collectively refer to in this prospectus as the “Taxes,” imposed or levied by or on behalf of the jurisdiction of organization of the Surviving Person or any political subdivision thereof or taxing authority therein, which we refer to in this prospectus as a “Taxing Jurisdiction,” unless the Surviving Person is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.
If the Surviving Person is so required to withhold or deduct any amount for, or on account of, such Taxes from any payment made under or with respect to the notes, the Surviving Person will pay such additional amounts, which we refer to in this prospectus supplement as “Additional Amounts,” as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member, or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, or corporation) and a Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Surviving Person’s country of incorporation of such note); (2) any Taxes that are imposed or withheld by reason of the failure by the relevant holder or the beneficial owner of the notes to comply with a written request of the Surviving Person addressed to such holder, after reasonable notice, to provide certification, information, documents, or other evidence concerning the nationality, residence, or identity of such holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation, or administrative practice of the applicable Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding or deduction of, all or part of such Taxes; (3) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor version of such Sections) (the “Code”), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements (including any law implementing any such agreement) entered into in connection with the implementation thereof (collectively, “FATCA”); (4) any Taxes that are payable otherwise than by deduction or withholding from payments made under or with respect to the debt securities; (5) any estate, inheritance, gift, sales, excise, transfer, personal property tax, or similar tax, assessment, or governmental charge; or (6) any combination of the items (1) through (5) above; nor shall the Surviving Person be required to pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period), or (b) with respect to any payment of principal of (or premium, if any, on) or interest on such note to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note.
The foregoing provisions will survive any termination or discharge of the indenture and any defeasance of the notes.

Events of Default
Under the indenture, each of the following constitutes an event of default with respect to the notes:
(1)a default in payment of the principal amount or redemption price with respect to any note when such amount becomes due and payable,
(2)our failure to pay interest (including additional interest, if applicable) on any note within 30 days of when such amount becomes due and payable,
(3)our failure to comply with any of our covenants or agreements in the indenture or the notes (other than a failure that is subject to the foregoing clause (1) or (2)) and our failure to cure (or obtain a waiver of) such default and such failure continues for 60 days after written notice is given to us as provided below,
(4)a default under any debt for money borrowed by us or any subsidiary that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $50 million or its foreign currency equivalent at the time without such debt having been discharged or acceleration having been rescinded or annulled within 10 days after receipt by us of notice of the default by the Trustee or holders of not less than 25% in aggregate principal amount of the notes then outstanding,
(5)any judgment or judgments for the payment of money (to the extent not insured by a reputable and creditworthy insurer that has not contested coverage with respect to the underlying claim) in an aggregate amount in excess of $50 million (or its foreign currency equivalent at the time) that shall be rendered against us or any subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect, and
(6)certain events of bankruptcy, insolvency, or reorganization affecting us or any Significant Subsidiary.
A default under clause (3) is not an event of default until the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
We will deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an officers’ certificate of any event of default and any event which with the giving of notice or the lapse of time or both would become an event of default, its status and what action we are taking or propose to take with respect thereto.
If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency, or reorganization with respect to us) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare, by notice to us in writing (and to the Trustee, if given by holders of such notes) specifying the event of default, to be immediately due and payable the principal amount of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency, or reorganization with respect to us shall occur, such amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the notes then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.
Subject to the provisions of the indenture relating to the duties of the Trustee, in case an event of default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability, or expense. Subject to such provisions for the indemnification of the Trustee and to the other provisions of the indenture, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the notes.
No holder of notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, unless:
(a)such holder has previously given to the Trustee written notice of a continuing event of default,
(b)the registered holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and offered indemnity to the Trustee reasonably satisfactory to it to institute such proceeding as Trustee, and
(c)the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.
However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, such note on or after the respective due dates expressed in such note.
The indenture provides that if a default with respect to the notes occurs and is continuing and is actually known to a responsible officer of the Trustee, the Trustee must send to each noteholder notice of the default within 90 days after it occurs. The Trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding notice is in the interests of the holders of the notes.
The indenture requires us to furnish to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate regarding compliance with the indenture.
Modification and Waiver
Modifications and amendments of the indenture or the notes may be made by us and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes affected by such modification or amendment.
No such modification or amendment may, without the consent of the holder of each outstanding note affected thereby,
•make any change to the percentage of principal amount of notes the holders of which must consent to an amendment, modification, supplement or waiver,
•reduce the rate of or extend the time of payment for interest on any note,
•reduce the principal amount or extend the stated maturity of any note,
•reduce the redemption price of any note or add redemption provisions to the notes,
•make any note payable in money other than that stated in the indenture or the note, or
•impair the right to institute suit for the enforcement of any payment with respect to the notes.
Without the consent of any holder, we and the Trustee may amend the indenture to cure any ambiguity, omission, defect, or inconsistency, to provide for the assumption by a successor of our obligations under the indenture as permitted thereunder, to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture, or to make any other change that does not adversely affect the rights of any holder.
The holders of at least a majority in principal amount of the outstanding notes affected may waive compliance by us with certain restrictive provisions of the indenture. The holders of at least a majority in principal amount of the outstanding notes may waive any past default under the indenture, except a default in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding note.
Defeasance
We may terminate at any time all our obligations with respect to the notes and the indenture, which we refer to in this prospectus supplement as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost, or stolen notes and to maintain a registrar and paying agent in respect of the notes. We may also terminate at any time our obligations with respect to the notes under the covenant described under “—Limitation on Liens,” which we refer to in this prospectus supplement as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.
If we exercise our legal defeasance option with respect to the notes, payment of the notes may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the notes, payment of the notes may not be accelerated because of an event of default specified in clause (3) under “—Events of Default” with respect to the covenants described under “—Certain Covenants” or “—SEC Reports.”
The legal defeasance option or the covenant defeasance option with respect to the notes may be exercised only if:
(a)we irrevocably deposit in trust with the Trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the notes to maturity or redemption, as the case may be,
(b)we deliver to the Trustee a certificate from a nationally recognized firm of independent registered public accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the notes to maturity or redemption, as the case may be,
(c)123 days pass after the deposit is made and during the 123-day period no default described in clause (6) under “—Events of Default” occurs with respect to Lazard Group that is continuing at the end of the period,
(d)no default or event of default has occurred and is continuing on the date of such deposit,
(e)such deposit does not constitute a default under any other agreement binding us,
(f)we deliver to the Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not require registration under the Investment Company Act of 1940,
(g)in the case of the legal defeasance option, we deliver to the Trustee an opinion of counsel stating that:
(1)we have received from, or there has been published by, the Internal Revenue Service a ruling, or
(2)since the date of the indenture there has been a change in the applicable U.S. federal income tax law, in either case, to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,
(h)in the case of the covenant defeasance option, we deliver to the Trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and
(i)we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.
Discharge of the Indenture
When (i) we deliver to the Trustee all outstanding notes (other than notes replaced because of mutilation, loss, destruction, or wrongful taking) for cancellation or (ii) all outstanding notes that have not been delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we irrevocably deposit with the Trustee funds sufficient to pay to maturity or upon redemption all outstanding notes, including interest thereon, and if in either case we pay all other sums related to the notes payable under the indenture by us, then the indenture shall, subject to certain surviving provisions, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of the indenture with respect to the notes on our demand accompanied by an officers’ certificate and an opinion of counsel of Lazard Group.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the Trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the Trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), that are incorporated by reference therein contain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the TIA), it must eliminate such conflict or resign.
Governing Law
The indenture, the notes and the guarantees of the notes will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.
SEC Reports
The indenture provides that notwithstanding that Lazard Group may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, Lazard Group will file with the SEC and provide the Trustee and holders of notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a registrant that is a U.S. corporation (and not a foreign private issuer) subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that such annual reports and such information, documents and other reports may, at Lazard Group’s option, instead be those of any direct or indirect parent entity of Lazard Group for so long as such parent entity fully and unconditionally guarantees the obligations of Lazard Group in respect of the securities issued under the indenture and the indenture at the time the filing or delivery of the applicable annual reports and information, documents and other reports is required.
Book-Entry, Delivery and Form
Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes initially will be represented by one or more notes in registered, global form without interest coupons, which we collectively refer to in this prospectus supplement as the “Global Notes.” The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depositary Procedures
The following description of the operations and procedures of DTC, Euroclear, and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The issuer takes no responsibility for these operations and procedures and urges investors to contact the systems or their participants directly to discuss these matters.
DTC has advised the issuer that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “banking organization” within the meaning of the New York Banking Law, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participating organizations, which we refer to in this prospectus supplement as “participants,” and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations, and certain other organizations some of whom (or their representatives) have ownership interests in DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies, which we refer to in this prospectus supplement as “indirect participants,” that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own notes held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each note held by or on behalf of DTC are recorded on the records of the participants and indirect participants.
Upon the issuance of a Global Note, DTC or its nominee will credit the accounts of participants with the respective principal amounts of the notes represented by such Global Note. Such accounts shall be designated by the holders of notes. Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through the organizations (including Euroclear and Clearstream) which are participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC and, if applicable, Euroclear or Clearstream. Those interests held through Euroclear or Clearstream also may be subject to the procedures and requirements of such systems. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) or by the participants and the indirect participants (with respect to the owners of beneficial interests in such Global Note other than participants).
The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note. Because DTC, Euroclear, and Clearstream can act only on behalf of their respective participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a

Global Note to pledge such interests to persons or entities that do not participate in the DTC, Euroclear, or Clearstream system, as applicable, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Payment of principal of and interest on notes represented by a Global Note will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture. Under the terms of the indenture, the issuer and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the issuer, the Trustee, nor any agent of the issuer or the Trustee has or will have any responsibility or liability for:
(1)any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes, or
(2)any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
The issuer has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Note as shown on the records of DTC. The issuer expects that payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants and indirect participants.
Neither the issuer nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and the issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
DTC has advised the issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form and to distribute such notes to its participants.
So long as DTC or any successor depositary for a Global Note, or any nominee, is the registered owner of such Global Note, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indenture and the notes. Except as set forth above, owners of beneficial interests in a Global Note will not be entitled to have the notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form, and will not be considered to be the owners or holders of any notes under such Global Note. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. The issuer understands that under existing industry practices, in the event that the issuer requests any action of holders or that an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the issuer nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for certificated notes only if:
(a)DTC notifies the issuer that it is unwilling or unable to continue as a depositary for such Global Note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, the issuer fails to appoint a successor depositary within 90 days after the date of such notice,
(b)the issuer in its discretion at any time determines not to have all the notes represented by such Global Note, or
(c)there shall have occurred and be continuing an event of default with respect to the notes represented by such Global Note.
Any Global Note that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Note may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated notes:
(a)certificated notes will be issued only in fully registered form in denominations of $2,000 or integral multiples of $1,000 in excess thereof,
(b)payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registerable, at the office or agency of the issuer maintained for such purposes, and
(c)no service charge will be made for any registration of transfer or exchange of the certificated notes, although the issuer may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.
Exchange of Certificated Notes for Global Notes
Certificated notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written instrument, in form satisfactory to us or the registrar, duly executed by the holder or such holder’s duly authorized attorney in writing.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the notes. This summary applies to you only if you purchase the notes for cash in the initial offering at their offering price and you hold the notes as capital assets (generally, for investment). In particular, this summary does not apply to you if you are a member of a special class of holders subject to special tax rules, including:
•dealers in securities or currencies,
•financial institutions,
•regulated investment companies,
•real estate investment trusts,
•tax-exempt entities,
•insurance companies,
•persons holding the notes as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction for U.S. federal income tax purposes,
•persons purchasing or selling the notes as part of a wash sale for U.S. federal income tax purposes,
•traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,
•U.S. individual or corporate expatriates,
•entities treated as “controlled foreign corporations” or “passive foreign investment companies” for U.S. federal income tax purposes,
•partnerships or other pass-through entities (or investors in partnerships or pass-through entities), or
•U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar.
This summary is based upon the Code, its legislative history, existing and proposed U.S. Treasury regulations, published rulings, court decisions, and other official guidance, all as in effect on the date hereof. These laws are subject to change or different interpretation, possibly retroactively. This summary does not address the tax consequences to subsequent purchasers of the notes, and it does not discuss the tax consequences arising under the Medicare tax on net investment income, the alternative minimum tax, or any state, local, or foreign tax considerations; nor does it address the applicability of the U.S. federal gift and estate tax.
For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of the notes and you are, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States,
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any state thereof, or the District of Columbia,
•an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•a trust that is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or that has a valid election in effect under the applicable U.S. Treasury regulations to be treated as a U.S. person under the Code.
If a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes is a beneficial owner of notes, the tax treatment of a partner in such partnership generally will depend on the status of such partner and the activities of such partnership. If you are a partner in a partnership holding the notes, you should consult your own tax advisors.
A beneficial owner of a note that is not a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or a U.S. holder is referred to herein as a “non-U.S. holder.”
If you are considering the purchase of the notes, you should consult with your own tax advisors concerning the U.S. federal, state, local, and foreign tax consequences of purchasing, owning, and selling the notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
Certain Additional Payments
Under the terms of the notes, we may be obligated in certain circumstances to pay amounts in excess of stated interest or principal on the notes. Under U.S. Treasury regulations, the possibility of such excess amounts being paid will not affect the amount of interest income a holder recognizes, in advance of the payment of such excess amounts, if there is only a remote chance as of the date the notes were issued that the holder would receive such amounts. We intend to take the position that any payment of such excess amounts should be taxable to a holder when received or accrued, in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. This position and this summary are based in part on the assumption that, as of the date of the issuance of the notes, the likelihood that we will be obligated to pay any such excess amounts is remote. Our determination that these contingencies are remote is binding on a holder unless the holder discloses a contrary position in the manner required by applicable U.S. Treasury regulations. Our determination is not, however, binding on the Internal Revenue Service (the “IRS”). In the event a contingency occurs, it could affect the amount and timing of the income that a holder must recognize.
U.S. Holders
Payment of Interest
Stated interest payments on the notes generally will be taxable to you as ordinary income at the time you accrue or receive such payments in accordance with your regular method of accounting for U.S. federal income tax purposes.
Sale or Retirement of Notes
Unless a nonrecognition rule applies, upon the sale, exchange, redemption, or other disposition of a note, you will recognize taxable gain or loss equal to the difference, if any, between your amount realized on such disposition (less any amount attributable to accrued but unpaid interest not previously included in income, which will be taxable to you as interest and not as sales proceeds) and your tax basis in your note. Your tax basis in your note will generally be your cost of purchasing your note.
Your gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of sale, exchange, or redemption of the note, you held the note for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates, while the deductibility of capital losses against ordinary income is subject to limitations.
Non-U.S. Holders
Payment of Interest
In general, the U.S. federal income tax and 30% U.S. federal withholding tax will not apply to any payment of interest on the notes, provided that:
•you do not own (or constructively own) 10% or more of the total combined capital or profits interest of Lazard Group within the meaning of the Code and the U.S. Treasury regulations,

•you are not a controlled foreign corporation related, directly or indirectly, to us (as determined under the rules of the Code and the U.S. Treasury regulations),
•you are not a bank whose receipt of interest is described in section 881(c)(3)(A) of the Code,
•(i) you provide your name, address, and certain other information on an appropriate IRS Form W-8BEN or W-8BEN-E, as applicable (or suitable substitute form), and certify, under penalties of perjury, you are not a U.S. person or (ii) you hold your notes through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied, and
•such payments are not effectively connected with your conduct of a trade or business in the United States (and, if you are eligible for and claim the benefits of an applicable income tax treaty, you do not have a U.S. permanent establishment).
If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you qualify for a reduced rate of withholding under an income tax treaty or the payments are exempt from withholding because they are effectively connected with your conduct of a trade or business in the U.S. (and, where an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by you) and you satisfy the applicable certification and disclosure requirements. In order to claim a reduction in or exemption from the 30% U.S. federal withholding tax under an applicable income tax treaty, you must provide a properly executed appropriate IRS Form W-8BEN or W8-BEN-E, as applicable (or suitable substitute form). In order to claim that the interest payments are exempt from withholding tax because they are effectively connected with your conduct of a trade or business in the United States, you must provide an IRS Form W-8ECI (or suitable substitute form). If you are eligible for a reduced rate of (or exemption from) U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Sale or Retirement of Notes
If you sell a note or a note is redeemed, you will not be subject to U.S. federal income tax on any gain unless:
•your gain is effectively connected with a trade or business that you conduct within the United States (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by you), or
•absent relief under an applicable income tax treaty, you are an individual and you are present in the United States for 183 days or more during the taxable year in which you dispose of the note, and certain other conditions are satisfied. If you are such an individual, then you may offset any such gain on disposition with your U.S. source capital losses.
Income Effectively Connected with a U.S. Trade or Business
If you are engaged in a trade or business in the United States, and your investment in a note is effectively connected with such trade or business (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by you), you will be exempt from the 30% U.S. federal withholding tax on interest (provided a certification requirement, generally an IRS Form W-8ECI, is met), but you will instead generally be subject to regular U.S. federal income tax on a net income basis on any interest and gain with respect to such note in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may also be subject to a branch profits tax of 30% (or the lower rate provided by an applicable income tax treaty) of your dividend equivalent amount for the taxable year that is effectively connected with your conduct of a trade or business in the U.S. If you are eligible for the benefits of an income tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States.
Information Reporting and Backup Withholding
If you are a U.S. holder, then information reporting requirements generally will apply to certain payments to you of interest and principal on, and proceeds received from the sale of, a note, unless you are an exempt recipient, such as certain corporations. In addition, backup withholding may apply to such payments or proceeds if you fail to furnish the payor with your correct taxpayer identification number or other required certification or (in the case of interest payments) if you have been notified by the IRS that you are subject to backup withholding for failing to report interest or dividends required to be shown on your U.S. federal income tax returns.
In general, if you are a non-U.S. holder, then you will not be subject to backup withholding with respect to interest or principal payments on the notes if you have provided the statement described above under “—Non-U.S. Holders—Payment of Interest” and the payor does not have actual knowledge or reason to know that you are a U.S. person. In addition, you will not be subject to backup withholding with respect to the proceeds of the sale of a note made within the U.S. or conducted through certain U.S. financial intermediaries if the payor received the statement described above and does not have actual knowledge or reason to know that you are a U.S. person or you otherwise establish an exemption. You should consult your tax advisors regarding the application of information reporting and backup withholding in your particular situations, the availability of exemptions, and the procedure for obtaining such exemptions, if available. In certain circumstances, your name and address and the amount of interest paid on a note, as well as the amount, if any, withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
FATCA
A 30% U.S. federal withholding tax may apply to interest income paid on a note to (i) a “foreign financial institution” (as specifically defined in section 1471 of the Code) whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report, and disclose its “United States account” holders (as specifically defined in section 1471 of the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address, and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In the event any withholding under FATCA is required or advisable with respect to any payments on the notes, there will be no additional amounts payable to compensate for the withheld amount. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of notes.

UNDERWRITING (CONFLICTS OF INTEREST)
Citigroup Global Markets Inc. is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally, and not jointly, agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$
Lazard Frères & Co. LLC
Total	$
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.
Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed       % of the principal amount of such notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed        % of the principal amount of such notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Lazard Group
Per note	%
Total	$
We estimate that our total expenses for this offering will be $           million.
We have agreed that we will not, for a period commencing on the date of this prospectus supplement and ending upon delivery of the notes, without first obtaining the prior written consent of the representative, (i) offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or our affiliates or any person in privity with us or our affiliates (other than the underwriters)), directly or indirectly, or (ii) announce the offering of, any debt securities issued or guaranteed by Lazard Group or Lazard, Inc. (other than the notes).
In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, and stabilizing purchases.
•Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.
•Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.
•Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. The underwriters may also impose a penalty bid. Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when that underwriter, in covering syndicate short positions or making stabilizing purchases, purchases notes originally sold by that syndicate member.
We expect to deliver the notes against payment for the notes on or about          , 2025, which will be the                business day following the date of the pricing of the notes (“T+     ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than one business day prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+     , to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery should consult their own advisors.
The notes are a new issue of securities with no established trading market. Lazard Group does not intend to apply for listing of the notes on any national securities exchange. The underwriters have advised us that they intend to make a market in the notes. However, the underwriters will have no obligation to make a market in the notes, and may cease market-making activities, if commenced, at any time. No assurance can be given as to the liquidity of the trading market for the notes.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking, and advisory services for us and our affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, an affiliate of Citigroup Global Markets Inc. is the administrative agent and a lender under our existing credit agreement, and Citigroup Global Markets Inc. and Lazard Frères & Co. LLC are acting as dealer managers in our offer to purchase the 2027 Notes.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. In addition, The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
We own all the outstanding equity interests of Lazard Frères & Co. LLC, an underwriter in this offering. As a result, this offering is being conducted in accordance with Rule 5121 of the regulations of FINRA. Pursuant to FINRA Rule 5121, Lazard Frères & Co. LLC may not make sales in this offering to any discretionary account without the prior approval of the customer. The notes are offered for sale only in those jurisdictions in the United States where it is legal to make such offers. The underwriters intend to offer the notes for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the notes for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.
Notice to Prospective Investors in the EEA
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (11) of Article 4(1) of MiFID II;
(ii)a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)not a qualified investor as defined in the Prospectus Regulation; and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the UK. For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA;
(ii)a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or
(iii)not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
Each underwriter has represented and agreed that:
(a)it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and
(b)it has complied with will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in France
Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:
•released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•used in connection with any offer for subscription or sale of the notes to the public in France.
Such offers, sales and distributions will be made in France only:
•to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with,

Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
•to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).
The notes may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes offered in this prospectus supplement have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (the “FIEA”). The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to the Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority or agency of Taiwan pursuant to applicable securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission and/or other regulatory authority or agency of Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement.
The notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any agent outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

VALIDITY OF THE NOTES
The validity of the notes will be passed upon for us by Sullivan & Cromwell LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP.

EXPERTS
The financial statements of Lazard, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of Lazard, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS
Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
Guarantees
Senior Debt Securities
Subordinated Debt Securities
Lazard, Inc. may from time to time offer to sell common stock, preferred stock, warrants, stock purchase contracts, stock purchase units, guarantees of debt securities, or any combination of the foregoing securities, in one or more offerings. The preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock of Lazard, Inc. or debt or equity securities of one or more other entities. In addition, Lazard Group LLC may from time to time offer to sell senior debt securities or subordinated debt securities. Any debt securities offered by Lazard Group LLC will be fully and unconditionally guaranteed by Lazard, Inc.
These securities may be offered independently or together in any combination for sale directly to purchasers or through underwriters, dealers, agents, or other counterparties to be designated at a future date.
In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.
THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Lazard, Inc.’s common stock is traded on the New York Stock Exchange under the symbol “LAZ.”

Investing in any of the securities offered hereby involves risks. See “Risk Factors” on page 6 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, any related free writing prospectus, and under similar headings in the other documents that we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The securities may be offered and sold to or through underwriters, dealers, or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Prospectus dated March 14, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed as a “well-known seasoned issuer,” or “WKSI,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), with the United States Securities and Exchange Commission (the “Commission”) using the “automatic shelf” registration process. Under this automatic shelf registration process, Lazard, Inc., Lazard Group LLC, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings in amounts to be determined at the time of any such offerings.
This prospectus provides you with a general description of the securities Lazard, Inc., Lazard Group LLC, or a selling security holder may offer. Each time Lazard, Inc., Lazard Group LLC, or, under certain circumstances, our security holders, sell securities, a prospectus supplement to this prospectus will be provided that will contain specific information about the terms and the means of distribution of that offering. The prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add to, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before investing in any of the securities offered by this prospectus.
Each prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to Lazard, Inc. or Lazard Group LLC, as applicable, for the securities, the net proceeds to Lazard, Inc. or Lazard Group LLC, as applicable, the manner of distribution, any underwriting compensation, and the other specific material terms related to the offering of the securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
On January 1, 2024, we completed our conversion (the “Conversion”) from an exempted company incorporated under the laws of Bermuda named Lazard Ltd to a U.S. C-Corporation named Lazard, Inc., a company incorporated under the laws of the State of Delaware. Pursuant to the Conversion, each share of Lazard Ltd common stock was converted into one share of Lazard, Inc. common stock.
In this prospectus, unless the context otherwise requires, the terms:
•“Lazard,” “we,” “our,” “us,” the “Company,” and similar terms mean (i) Lazard, Inc. and its subsidiaries following the Conversion and (ii) Lazard Ltd and its subsidiaries prior to the Conversion.
•“Lazard Group” refers to Lazard Group LLC, a Delaware limited liability company that is the current holding company for substantially all of the subsidiaries that conduct Lazard’s business (which we refer to in this prospectus as “our business”).
References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.
We prepare our financial statements in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP,” including all of the financial statements incorporated by reference or included in this prospectus. Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
We have not authorized any other person to provide you with any information other than that contained or incorporated by reference into this prospectus or any accompanying supplement to this prospectus or any free writing prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. The distribution of this prospectus, any accompanying supplement to this prospectus, or any free writing prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus, any accompanying supplement to this prospectus, or any free writing prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
The information in this prospectus, any accompanying supplement to this prospectus, or any free writing prospectus is accurate only as of the dates of the applicable documents. Our business, financial condition, results of operations, and prospects may have changed since such dates.

LAZARD, INC. AND LAZARD GROUP LLC
Founded in 1848, Lazard is one of the world’s preeminent financial advisory and asset management firms, with operations in North and South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals.
Lazard, Inc. first incorporated and commenced its existence in Bermuda on October 25, 2004 (then a Bermuda exempted company known as Lazard Ltd) and continued its existence as a Delaware corporation on January 1, 2024. Lazard Group was formed in Delaware on March 2, 2000 under the name Lazard LLC and was renamed Lazard Group LLC on May 10, 2005. Our principal executive offices are located in the United States at 30 Rockefeller Plaza, New York, New York 10112, with a general telephone number of (212) 632-6000, in France at 175 Boulevard Haussmann, 75382 Paris Cedex 08, with a general telephone number of 33-1-44-13-01-11, and in the United Kingdom at 50 Stratton Street, London W1J 8LL, with a general telephone number of 44-20-7187-2000. We also maintain a registered office in the State of Delaware at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. We maintain a public website at https://www.lazard.com. The information contained on or connected to our website and social media sites is not a part of this prospectus or the registration statement of which this prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION
Lazard, Inc. files current, annual, and quarterly reports, proxy statements, and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Commission. Lazard, Inc.’s filings are available to the public from the Commission’s internet site at https://www.sec.gov.
We maintain a public website at https://www.lazard.com. The information contained on or connected to our website and social media sites is not a part of this prospectus or the registration statement of which this prospectus is a part.
We are “incorporating by reference” into this prospectus specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file subsequently with the Commission and incorporate herein as set forth in the next sentence will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents that we file with the Commission (in each case, excluding any portions of such documents that are “furnished” but not “filed” for purposes of the Exchange Act) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. This prospectus is part of a registration statement filed with the Commission.
Pursuant to Rule 3-10 of Regulation S-X under the Securities Act, this prospectus does not contain or incorporate by reference separate financial statements for Lazard Group because Lazard Group is a consolidated subsidiary of Lazard, Lazard files consolidated financial information under the Exchange Act, and Lazard will fully and unconditionally guarantee the debt securities that may be issued by Lazard Group from time to time.
We are “incorporating by reference” into this prospectus the following documents filed with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
1.the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Commission on February 24, 2025;
2.the Company’s Current Reports on Form 8-K, as filed with the Commission on January 30, 2025 (Item 8.01 only) and March 3, 2025 (Item 5.02 only);
3.portions of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on May 9, 2024, as filed with the Commission on March 21, 2024 that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on February 23, 2024; and
4.the description of the Company’s common stock, contained in Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Commission on February 24, 2025, and all amendments or reports filed for the purpose of updating such description.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you write to us at the following address: Investor Relations, Lazard, Inc., 30 Rockefeller Plaza, New York, New York 10112, or call us at (212) 632-6000. You may also obtain copies of any such documents by visiting our website at https://www.lazard.com. The information contained on or connected to our website is not a part of this prospectus or the registration statement of which this prospectus is a part.
This prospectus, any accompanying prospectus supplement, and information incorporated by reference herein and therein, contain summaries of certain agreements that we have filed as exhibits to various filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement, or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address or telephone number listed above.

RISK FACTORS
Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in our securities described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by annual, quarterly, and other reports and documents we file with the Commission on or after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement relating to specific offerings of securities. See “Where You Can Find More Information” for information about how you can obtain copies of these documents. If any of the events or developments described actually occurred, our business, financial condition, or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, and the information incorporated herein and therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements can be located in this prospectus and in the information incorporated by reference in this prospectus under the captions “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other sections of this prospectus and in other information incorporated by reference in this prospectus.
In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties, and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives, and anticipated trends in our business.
These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements.
These factors include, but are not limited to, the numerous risks and uncertainties outlined under the caption “Risk Factors” above and in the documents incorporated by reference into this prospectus, including the following:
•adverse general economic conditions or adverse conditions in global or regional financial markets;
•a decline in our revenues, for example due to a decline in overall mergers and acquisitions (“M&A”) activity, our share of the M&A market or our assets under management (“AUM”);
•losses caused by financial or other problems experienced by third parties;
•losses due to unidentified or unanticipated risks;
•a lack of liquidity, i.e., ready access to funds, for use in our businesses;
•competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels; and
•changes in relevant tax laws, regulations, or treaties or an adverse interpretation of these items.
These risks and uncertainties are not exhaustive. Other sections of this prospectus or the information incorporated by reference herein may describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
As a result, there can be no assurance that the forward-looking statements included in this prospectus or the information incorporated by reference herein will prove to be accurate or correct. Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements, or events. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:
•financial goals, including ratios of adjusted compensation and benefits expense to adjusted net revenue;
•ability to deploy surplus cash through dividends, share repurchases, and debt repurchases;
•ability to offset stockholder dilution through share repurchases;
•possible or assumed future results of operations and operating cash flows;
•strategies and investment policies;
•financing plans and the availability of short-term borrowing;
•competitive position;
•future acquisitions or other strategic transactions, including the consideration to be paid and the timing of consummation;
•potential growth opportunities available to our businesses;
•potential impact of investments in our technology infrastructure and data science capabilities;
•recruitment and retention of our managing directors and employees;
•potential levels of expense, including adjusted compensation and benefits expense, and adjusted non-compensation expense;
•potential operating performance, achievements, productivity improvements, efficiency, and cost reduction efforts;
•statements regarding ESG goals and initiatives;
•likelihood of success and impact of litigation;
•expected tax rates, including effective tax rates;
•changes in interest and tax rates;
•availability of certain tax benefits, including certain potential deductions;
•potential impact of certain events or circumstances on our financial statements and operations;
•changes in foreign currency exchange rates;
•expectations with respect to the economy, the securities markets, the market for mergers, acquisitions, restructuring and other financial advisory activity, the market for asset management activity, and other macroeconomic, regional, and industry trends;
•effects of competition on our business; and
•impact of new or future legislation and regulation, including tax laws and regulations, on our business.
The Company is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, the Company uses its website and social media sites to convey information about its businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical, and business-related information, and the posting of updates of AUM in various mutual funds, hedge funds, and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard Group and its operating company websites through https://www.lazard.com. The

Company’s websites and social media sites, and the information contained therein or connected thereto, shall not be deemed to be incorporated into this prospectus.

SELLING SECURITY HOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because the registrants are WKSIs, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the Commission. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion, or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer, or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts, or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold, and other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include additions to working capital, repayment of indebtedness, the financing of possible acquisitions and investments, stock repurchases, or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder to be named in a prospectus supplement.

GUARANTOR DISCLOSURES
Lazard will guarantee the debt securities of Lazard Group, as described in “Description of Debt Securities We May Offer” in this prospectus, and as may be further described in an applicable prospectus supplement. Any such guarantees by Lazard will be full and unconditional guarantees to the holders of each series of such guaranteed debt securities. Lazard Group is consolidated into the financial statements of Lazard.
Lazard and Lazard Group have filed this prospectus with the Commission registering, among other securities, debt securities of Lazard Group, which will be fully and unconditionally guaranteed by Lazard. As such debt securities will be guaranteed by Lazard, pursuant to Rule 3-10 of Regulation S-X, separate consolidated financial statements of Lazard Group have not been presented. As permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for Lazard Group because the combined assets, liabilities, and results of operations of Lazard and Lazard Group are not materially different than the corresponding amounts in Lazard’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

DESCRIPTION OF COMMON STOCK WE OR SELLING SECURITY HOLDERS MAY OFFER
For the purposes of this section, references to “we” “our,” “us,” and the “Company” mean Lazard, Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.
The following summary is a description of the material terms of our common stock. The prospectus supplement related to any offering of our common stock will contain a discussion of any material United States Federal income tax considerations applicable to such offering of common stock. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Delaware law, our Certificate of Incorporation, and our By-laws, each of which is filed as an exhibit to this prospectus and is in incorporated by reference herein. See “Where You Can Find More Information” for information about how you can obtain copies of these documents.
General
We currently have 500,000,000 authorized shares of common stock, par value $0.01 per share.
Voting
Each share of our common stock entitles its holder to one vote per share. The members of our board of directors are periodically elected by the common stockholders. Generally, in matters other than the election of directors, all matters to be voted on by common stockholders require approval in a meeting by a majority of the shares of our common stock present in person or represented by proxy at the meeting. In general, amendments to the Certificate of Incorporation or By-laws and removal of a director for cause require approval by a majority of the votes entitled to be cast by all holders of our outstanding common stock. Furthermore, amendments by stockholders to the Certificate of Incorporation or By-laws that would alter, revoke, or amend provisions of the Certificate of Incorporation or By-laws relating to the size or classified nature of the board of directors, the election of directors, the ability to remove directors only for cause, the exculpation and indemnification of directors or officers, and certain other matters require approval by at least 66 2/3% of the votes entitled to be cast by all holders of our outstanding common stock. Directors (of the applicable class then expiring) are generally elected at an annual meeting by a plurality of votes cast at the meeting of holders of our common stock. Holders of shares of common stock do not have the right to cumulate their votes in the election of directors.
Dividends and Distribution
The holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors, from legally available funds. Subject to compliance with applicable law, we currently intend to declare quarterly dividends on all outstanding shares of our common stock.
The declaration of any dividends and, if declared, the amount of any such dividend will be subject to the actual future earnings, cash flow, and capital requirements of our Company, to the amount of distributions to us from Lazard Group, and to the discretion of our board of directors. Our board of directors will take into account:
•general economic and business conditions;
•our financial results;
•capital requirements of our subsidiaries;
•contractual, legal, tax, and regulatory restrictions on and implications of the payment of dividends by us to our stockholders or by our subsidiaries (including Lazard Group) to us; and
•such other factors as our board of directors may deem relevant.

We are a holding company and have no direct operations. As a result, we depend upon distributions from Lazard Group to pay any dividends. We expect to continue to cause Lazard Group to pay distributions to us in order to fund any such dividends, subject to applicable law and the other considerations discussed above.
Liquidation, dissolution, or winding up
In the event of the liquidation, dissolution, or winding up of the Company, holders of our common stock will be entitled to share equally in the assets available for distribution after payment of all creditors and the liquidation preferences of our preferred stock (if any).
Redemption, conversion, or preemptive rights
Holders of our common stock have no redemption rights, conversion rights, or preemptive rights to purchase or subscribe for our securities.
Other provisions
There are no redemption provisions or sinking fund provisions applicable to our common stock.
Limitations on Rights of Holders of Common Stock
Pursuant to Delaware law, a company may vary the rights of a class of stock with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Our Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any class or series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class. As such, the holders of common stock shall not be entitled to vote on any amendment of the Certificate of Incorporation that alters or changes the powers, preferences, rights, or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of preferred stock, to vote thereon pursuant to the Certificate of Incorporation or pursuant to Delaware law as then in effect.
We may issue preferred stock. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. Pursuant to Delaware law, our Certificate of Incorporation, and our By-laws, our board of directors by resolution may establish one or more series of preferred stock having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights, and other relative participation, optional, or other special rights, qualifications, limitations, or restrictions as may be fixed by the board of directors without any stockholder approval. The rights, preferences, and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that may be issued from time to time. Such rights, preferences, powers, and limitations as may be established could also have the effect of discouraging an attempt to obtain control of the Company.
Board of Directors
Under Delaware law, directors of a Delaware corporation may, by the certificate of incorporation or by an initial by-law, or by a by-law adopted by a vote of the stockholders, be divided into one, two, or three classes (the term of office of those of the first class to expire at the first annual meeting held after such classification becomes effective, the second class one year thereafter, and the third class two years thereafter). At each annual election held after such classification becomes effective, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. Our board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. The existence of a classified board of directors may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling vacancies with its own nominees. Furthermore, our By-laws provide that vacancies may only be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

Additionally, our By-laws provide that any stockholder entitled to vote thereat generally may nominate one or more persons for election as directors at an annual meeting (but not a special meeting) only if written notice of such stockholder’s intent to make such nomination(s) has been received by the Secretary of the Company, generally, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Under our By-laws, directors (of the applicable class then expiring) are elected at an annual meeting of stockholders by a plurality of votes cast at the meeting.
Delaware Anti-Takeover Laws
We are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:
•prior to such date, our board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock (with certain exclusions); or
•the business combination is approved by our board of directors and authorized by a vote (and not by written consent) of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.
For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.
A “business combination” includes mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.
Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.
Listing and Transfer Agent
Our common stock is listed on the New York Stock Exchange and trades under the symbol “LAZ.” The Transfer Agent for our common stock is Computershare Inc.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
For the purposes of this section, references to “we” “our,” “us,” and the “Company” mean Lazard, Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.
The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those series of preferred stock will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Delaware law, our Certificate of Incorporation, and our By-laws, each of which is filed as an exhibit to this prospectus and is incorporated by reference herein.
We may issue shares of preferred stock. Shares of preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities.
Under the Company’s Certificate of Incorporation and By-laws, our board of directors by resolution may establish one or more series of preferred stock having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights, and other relative participation, optional, or other special rights, qualifications, limitations, or restrictions as may be fixed by the board of directors without any stockholder approval. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of shares of preferred stock could have the effect of delaying, deterring, or preventing a change of control or other corporate action.
The board of directors, in approving the issuance of a class or series of preferred stock, will set forth with respect to such class or series, the following:
•the distinctive serial designation of such series which shall distinguish it from other series;
•the number of shares constituting such series;
•the dividend rate (or method of determining such rate) on the shares of such series, any conditions upon which such dividends shall be paid (such as the relative rights of priority, if any, of the payment of dividends on shares of such series), and the date or dates upon which such dividends shall be payable;
•whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;
•the amount or amounts which shall be payable out of the assets of the Company to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution, or winding up of the Company, and the relative rights of priority, if any, of payment of the shares of such series;
•the price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events;
•the obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;
•the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series), and upon the payment of dividends or the making of other distributions on, and the purchase, redemption, or other acquisition by the Company or any subsidiary of any issued shares of the Company;
•whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights; and
•any other powers, preferences, rights, qualifications, limitations, and restrictions not inconsistent with the DGCL.
The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material United States Federal income tax considerations applicable to such class or series of preferred stock. We currently have 15,000,000 authorized shares of preferred stock. We have no present plans to issue any shares of preferred stock.

DESCRIPTION OF WARRANTS WE MAY OFFER
For the purposes of this section, references to “we” “our,” “us,” and the “Company” mean Lazard, Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.
The following description of the terms of warrants we may issue sets forth certain general terms and provisions of any warrants to which any prospectus supplement may relate. The particular terms of warrants offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those warrants will be described in the prospectus supplement relating to the applicable warrants. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such warrants. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Delaware law, our Certificate of Incorporation, and our By-laws, each of which is filed as an exhibit to this prospectus and is incorporated by reference herein.
General
We may issue warrants, including warrants to purchase shares of our common stock and preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.
Other Warrants
The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:
•the title of the warrants;
•the securities (which may include common stock or preferred stock) for which the warrants are exercisable;
•the price or prices at which the warrants will be issued;
•the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;
•if applicable, the designation and terms of the common stock or preferred stock with which the warrants are issued and the number of the warrants issued with each share of common stock or preferred stock;
•if applicable, the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;
•if applicable, a discussion of any material United States Federal income tax considerations; and
•any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash or other consideration the number of shares of our preferred stock or shares of our common stock at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS WE MAY OFFER
For the purposes of this section, references to “we” “our,” “us,” and the “Company” mean Lazard, Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.
The following description of the terms of stock purchase contracts and stock purchase units we may issue sets forth certain general terms and provisions of any stock purchase contracts or stock purchase units to which any prospectus supplement may relate. The particular terms of stock purchase contracts or stock purchase units offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those stock purchase contracts or stock purchase units will be described in the prospectus supplement relating to the applicable stock purchase contracts or stock purchase units. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such stock purchase contracts or stock purchase units. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Delaware law, our Certificate of Incorporation, and our By-laws, each of which is filed as an exhibit to this prospectus and is incorporated by reference herein.
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock or preferred stock at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units offered thereby and will contain a discussion of any material United States Federal income tax considerations applicable to such stock purchase contracts or stock purchase units.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
For the purposes of this section, references to “Lazard” means Lazard, Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.
Lazard Group may offer unsecured general obligations or secured obligations, which may be senior (the “senior debt securities”) or subordinated (the “subordinated debt securities”). The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” Unless otherwise provided in a prospectus supplement, the senior debt securities will have the same rank as all Lazard Group’s other unsubordinated debt. The subordinated debt securities may be senior or junior to, or rank pari passu with, Lazard Group’s other subordinated obligations and will be entitled to payment only after payment on Lazard Group’s senior indebtedness. Any debt securities that Lazard Group offers will be fully and unconditionally guaranteed by Lazard.
The senior debt securities and the subordinated debt securities may be issued under the indenture, dated as of May 10, 2005, between Lazard Group and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as supplemented by a supplemental indenture, or may be issued under an indenture to be entered into among Lazard, Lazard Group, and the trustee named in the prospectus supplement, a form of which is attached as an exhibit to the registration statement of which this prospectus forms a part. Certain terms and provisions of any debt securities Lazard Group issues will be set forth in one or more supplemental indentures. When we refer to the indenture in this prospectus, we are referring to the applicable indenture, as supplemented by each applicable supplemental indenture. The following summary is of certain provisions of the form of indenture and certain general features of the debt securities, and this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture and the provisions of the Trust Indenture Act of 1939 (the “TIA”), as amended.
The following description summarizes certain general terms and provisions of the debt securities. Other, more particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be summarized in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
General
The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):
•the title,
•any limit on the amount that may be issued,
•the indenture, including any supplemental indenture, under which the debt securities will be issued,
•whether or not Lazard Group will issue the series of debt securities in global form, the terms, and who the depository will be,
•the maturity date,
•the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable, and the regular record dates for interest payment dates or the method for determining such dates,
•whether or not the debt securities will be secured or unsecured and the terms of any secured debt,
•any guarantees,
•the terms of the subordination of any series of subordinated debt,
•the place where payments will be payable,

•Lazard Group’s right, if any, to defer payment of interest and the maximum length of any such deferral period,
•the date, if any, after which, and the price at which, Lazard Group may, at its option, redeem the series of debt securities pursuant to any optional redemption provisions,
•the date, if any, on which, and the price at which Lazard Group are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities,
•whether the indenture will provide for any covenants, including covenants restricting the ability of Lazard Group to pay dividends or incur additional indebtedness,
•a discussion on any material or special United States Federal income tax considerations applicable to the debt securities,
•the denominations in which Lazard Group will issue the series of debt securities, and
•any other specific terms, preferences, rights, or limitations of, or restrictions on, the debt securities.
One or more series of debt securities may be sold at a discount below or premium above their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below or above market rates. Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices, or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices, or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices, or other factors to which the amount payable on such date is linked will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
Most debt securities to be issued by Lazard Group are expected to be issued in fully registered form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities which are issued in registered form may be transferred or exchanged at the office of the trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
The following provisions are expected to apply to all debt securities issued by Lazard Group.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the prospectus supplement. It is expected that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters, or agents with respect to the debt securities or by Lazard Group if such debt securities are offered and sold directly by Lazard Group. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner of a global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of such series in definitive form, and will not be considered the owners or holders thereof under the indenture governing such debt securities.
Payments of principal, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. None of Lazard Group, the trustee for the debt securities, any paying agent, or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.
It is expected that the depositary for a series of debt securities issued by Lazard Group or its nominee, upon receipt of any payment of principal, premium, or interest in respect of a permanent global security representing the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the debt securities as shown on the records of the depositary or its nominee. It is also expected that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.
If the depositary for a series of debt securities is at any time unwilling, unable, or ineligible to continue as depositary and a successor depositary is not appointed by Lazard Group within 90 days, Lazard Group will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. In addition, Lazard Group may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities, and, in such event, will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. If definitive debt securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name.
Certain Covenants
The covenants, if any, that will apply to a particular series of debt securities will be set forth in the indenture relating to such series of debt securities and described in a prospectus supplement.

Merger, Consolidation, or Sale of Assets
The indenture will provide that Lazard Group shall not merge, consolidate, or amalgamate with or into any other person (other than a merger of a wholly owned subsidiary into Lazard Group) or sell, transfer, assign, lease, convey, or otherwise dispose of all or substantially all its property in any one transaction or series of related transactions unless:
(a)Lazard Group shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than Lazard Group) formed by such merger, consolidation, or amalgamation or to which such sale, transfer, assignment, lease, conveyance, or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Australia, Bermuda, Canada, Japan, Sweden, the United Kingdom, or any country that is a member of the European Monetary Union and was a member of the European Monetary Union on January 1, 2004,
(b)the Surviving Person (if other than Lazard Group) expressly assumes, by supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by Lazard Group,
(c)immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing, and
(d)Lazard Group shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.
For the purposes of the foregoing covenant, the indenture will provide that the sale, transfer, assignment, lease, conveyance, or other disposition of all the property of one or more subsidiaries of Lazard Group, which property, if held by Lazard Group instead of such subsidiaries, would constitute all or substantially all the property of Lazard Group on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of Lazard Group.
Additional Amounts
If, following a transaction to which the provisions of the indenture described above under “—Merger, Consolidation, or Sale of Assets” applies, the Surviving Person is organized other than under the laws of the United States of America, any state thereof or the District of Columbia, the indenture will provide that all payments made by the Surviving Person under, or with respect to, the debt securities will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment, or other governmental charge (including penalties, interest, and other liabilities related thereto), which we collectively refer to in this prospectus as the “Taxes,” imposed or levied by or on behalf of the jurisdiction of organization of the Surviving Person or any political subdivision thereof or taxing authority therein, which we refer to in this prospectus as a “Taxing Jurisdiction,” unless the Surviving Person is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.
If the Surviving Person is so required to withhold or deduct any amount for, or on account of, such Taxes from any payment made under or with respect to the debt securities, the Surviving Person will pay such additional amounts, which we refer to in this prospectus as “Additional Amounts,” as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to: (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member, or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, or corporation) and a Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Surviving Person’s country of incorporation of such note); (2) any Taxes that are imposed or withheld by reason of the failure by the relevant holder or the beneficial owner of the debt securities to comply with a written request of the Surviving Person addressed to such holder, after reasonable notice, to provide certification, information, documents, or other evidence concerning the nationality, residence or identity of such holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation, or administrative practice of the applicable Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding or deduction of, all or part of such Taxes; (3) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements (including any law implementing any such agreement) entered into in connection with the implementation thereof; or (4) any Taxes that are payable otherwise than by deduction or withholding from payments made under or with respect to the debt securities; (5) any estate, inheritance, gift, sales, excise, transfer, personal property tax, or similar tax, assessment, or governmental charge; or (6) any combination of the items (1) through (5) above; nor shall the Surviving Person be required to pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period), or (b) with respect to any payment of principal of (or premium, if any, on) or interest on such note to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member, or beneficial owner been the actual holder of such note.
The indenture will provide that the foregoing provisions will survive any termination or discharge of the indenture and any defeasance of the debt securities.
Events of Default
Under the indenture, each of the following will constitute an event of default with respect to a series of debt securities:
(1)a default in payment of the principal amount or redemption price with respect to any debt security when such amount becomes due and payable,
(2)Lazard Group’s failure to pay interest (including additional interest, if applicable) on any debt security within 30 days of when such amount becomes due and payable,
(3)Lazard Group’s failure to comply with any of its covenants or agreements in the indenture or the debt securities (other than a failure that is subject to the foregoing clause (1) or (2)) and Lazard Group’s failure to cure (or obtain a waiver of) such default and such failure continues for 60 days after written notice is given to Lazard Group as provided below,
(4)a default under any debt for money borrowed by Lazard Group or any subsidiary that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $25.0 million (or its foreign currency equivalent at the time) without such debt having been discharged or acceleration having been rescinded or annulled within 10 days after receipt by Lazard Group of notice of the default by the trustee or holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding,
(5)any judgment or judgments for the payment of money (to the extent not insured by a reputable and creditworthy insurer that has not contested coverage with respect to the underlying claim) in an aggregate amount in excess of $25.0 million (or its foreign currency equivalent at the time) that shall be rendered against Lazard Group or any subsidiary and that shall not be waived, satisfied, or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect, and
(6)certain events of bankruptcy, insolvency, or reorganization affecting Lazard Group or any significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.
A default under clause (3) will not be an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify Lazard Group of the default and Lazard Group does not cure such default within the time specified after receipt of such notice. Such notice will be required to specify the default, demand that it be remedied, and state that such notice is a “Notice of Default.”
The indenture will require Lazard Group to deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officers’ certificate of any event of default and any event which with the giving of notice or the lapse of time or both would become an event of default, its status, and what action Lazard Group is taking or proposes to take with respect thereto.
The indenture will provide that, if an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency, or reorganization with respect to Lazard Group) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to Lazard Group in writing (and to the trustee, if given by holders of such debt securities) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities in such series then outstanding, plus accrued but unpaid interest to the date of acceleration. The indenture will provide that, in case an event of default resulting from certain events of bankruptcy, insolvency, or reorganization with respect to Lazard Group shall occur, such amount with respect to all the debt securities shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities. The indenture will provide that, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal, premium, or interest, have been cured or waived as provided in the indenture.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability, or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities then outstanding will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. No holder of debt securities will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
(a)such holder has previously given to the trustee written notice of a continuing event of default,
(b)the registered holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and offered indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee, and
(c)the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.
However, such limitations will not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and premium, if any, or interest on, such debt security on or after the respective due dates expressed in such debt security.

The indenture will provide that, if a default with respect to the debt securities occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. The indenture will provide that the trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding notice is in the interests of the holders of the debt securities.
The indenture will require Lazard Group to furnish to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate regarding compliance with the indenture.
Modification and Waiver
The indenture will provide that modifications and amendments of the indenture as it applies to a series of debt securities may be made by Lazard Group and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series.
The indenture will provide that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,
•make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement, or waiver,
•reduce the rate of or extend the time of payment for interest on any debt security,
•reduce the principal amount or extend the stated maturity of any debt security,
•reduce the redemption price of any debt security or add redemption provisions to any debt security,
•make any debt security payable in money other than that stated in the indenture or the debt security, or
•impair the right to institute suit for the enforcement of any payment with respect to the debt securities.
The indenture will provide that, without the consent of any holder, Lazard Group and the trustee may amend the indenture to cure any ambiguity, omission, defect, or inconsistency, to provide for the assumption by a successor of its obligations under the indenture as permitted thereunder, to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture, or to make any other change that does not adversely affect the rights of any holder.
The indenture will provide that the holders of at least a majority in principal amount of the then outstanding debt securities of a series affected may waive compliance by Lazard Group with certain restrictive provisions of the indenture. The indenture will provide that the holders of at least a majority in principal amount of the then outstanding debt securities of a series may waive any past default under the indenture, except a default in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security in a series.
Defeasance
The indenture will provide that Lazard Group may terminate at any time all its obligations with respect to any series of debt securities and the applicable indenture, which is referred to in this prospectus as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost, or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. In addition, the indenture will provide that Lazard Group may also terminate at any time its obligations with respect to any series of debt securities with respect to certain covenants that are described in the applicable indenture, which is referred to in this prospectus as “covenant defeasance,” except for certain covenants, including the covenant to make payments in respect of the principal, premium, if any, and interest on the debt securities. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization, and insolvency events) described under “—Events of Default” will no longer constitute events of default with respect to the debt securities. The indenture will provide that Lazard Group may exercise the legal defeasance option notwithstanding its prior exercise of the covenant defeasance option.
The indenture will provide that, if Lazard Group exercises its legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default with respect thereto. The indenture will provide that, if Lazard Group exercises the covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default specified in clause (3) under “—Events of Default.”
The indenture will provide that the legal defeasance option or the covenant defeasance option with respect to a series of debt securities may be exercised only if:
(a)Lazard Group irrevocably deposits in trust with the trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on such debt securities to maturity or redemption, as the case may be,
(b)Lazard Group delivers to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the debt securities to maturity or redemption, as the case may be,
(c)123 days pass after the deposit is made and during the 123-day period no default described in clause (6) under “—Events of Default” occurs with respect to Lazard Group that is continuing at the end of the period,
(d)no default or event of default has occurred and is continuing on the date of such deposit,
(e)such deposit does not constitute a default under any other agreement binding Lazard Group,
(f)in the case of the legal defeasance option, Lazard Group delivers to the trustee an opinion of counsel stating that:
(1)Lazard Group has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
(2)since the date of the indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such debt securities will not recognize income, gain, or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,
(g)in the case of the covenant defeasance option, Lazard Group delivers to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain, or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and
(h)Lazard Group delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of such debt securities have been complied with as required by the indenture.
Discharge of the Indenture
The indenture will provide that, when (i) Lazard Group delivers to the trustee all outstanding debt securities of a series (other than debt securities replaced because of mutilation, loss, destruction, or wrongful taking) for cancellation or (ii) all outstanding debt securities of a series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year, and Lazard Group irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of a series, including interest thereon, and if in either case Lazard Group pays all other sums related to such debt securities payable under the indenture by Lazard Group, then the indenture shall, subject to certain surviving provisions, cease to be of further effect as to all outstanding debt securities of such series. The trustee will be required to acknowledge satisfaction and discharge of the indenture with respect to such series of debt securities on Lazard Group’s demand accompanied by an officers’ certificate and an opinion of counsel of Lazard Group.
Regarding the Trustee
The indenture will provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the TIA that are incorporated by reference therein will contain limitations on the rights of the trustee, should it become one of Lazard Group’s creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with Lazard Group or any of its affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the TIA), it must eliminate such conflict or resign.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.
Guarantees
Debt securities issued by Lazard Group will be fully and unconditionally guaranteed by Lazard. Unless otherwise specified in a prospectus supplement, each guarantee will be an unsecured unsubordinated obligation of Lazard. The applicable prospectus supplement will describe the terms of any guarantees that may be offered pursuant to this prospectus.
Provisions Applicable Only To Subordinated Debt Securities
As set forth in a prospectus supplement, the subordinated debt securities may be senior or junior to, or rank pari passu with, Lazard Group’s other subordinated obligations and will be subordinated to all of Lazard Group’s existing and future senior indebtedness, as may be defined in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell our securities, and any selling security holder may offer and sell securities covered by this prospectus, in any one or more of the following ways from time to time:
•through agents;
•to or through underwriters;
•through brokers or dealers;
•through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•directly by us or any selling security holders to purchasers, including through a specific bidding, auction, or other process; or
•through a combination of any of these methods of sale.
We will describe in a prospectus supplement the particular terms of the offering of the securities, which may include the following:
•the names of any underwriters, dealers, agents, or other counterparties;
•the purchase price of the securities and the net proceeds, if any, we will receive from the sale;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;
•details regarding any over-allotment options under which underwriters may purchase additional securities from us or any selling security holders;
•any securities exchanges on which the securities of the series may be listed; and
•any other information we think is material.
In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities directly or through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts, or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions, or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents, or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions, or concessions received by any of those underwriters, broker-dealers, agents, or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers, or agents, any discounts, commissions, concessions, and other items constituting compensation from us, and any discounts, commissions, or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Underwriters, agents, brokers, or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers, or dealers may be required to make.

VALIDITY OF THE SECURITIES
The validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, New York, NY. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The financial statements of Lazard, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus by reference to Lazard, Inc.’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Lazard, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

$
Lazard Group LLC
% Senior Notes due 20
Fully and Unconditionally Guaranteed by
Lazard, Inc.

PRELIMINARY PROSPECTUS SUPPLEMENT
, 2025
(To Prospectus dated March 14, 2025)

Joint Lead Book-Running Managers

Citigroup	Lazard Frères & Co. LLC